AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1999

                                             Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          HOMESEEKERS.COM, INCORPORATED
                 (Name of Small Business Issuer in Its Charter)

               Nevada                                           5045                                         87-0397464
   (State or Other Jurisdiction of                  (Primary Standard Industrial                          (I.R.S. Employer
   Incorporation or Organization)                      Classification Number)                            Identification No.)

                                 2241 Park Place
                                     Suite E
                                Minden, NV 89423
                                 (775) 782-2977
          (Address and Telephone Number of Principal Executive Offices)
                            -------------------------

                      Greg Johnson, Chief Executive Officer
                                 2241 Park Place
                                     Suite E
                                Minden, NV 89423
                                  (775)782-2977
            (Name, Address and Telephone Number of Agent For Service)
                         ------------------------------
                        Copies of all communications to:

                           Steven I. Weinberger, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                            Telephone: (954) 763-1200
                          Facsimile No. (954) 766-7800

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       CALCULATION OF REGISTRATION FEE(1)

                                                                   Proposed                 Proposed
   Title of Each                                                    Maximum                  Maximum
Class of Securities                        Amount to be          Offering Price             Aggregate             Amount of
  to be Registered                         Registered            Per Security            Offering Price        Registration Fee
--------------------                     ---------------       -----------------         ---------------       ----------------
Common Stock, par value
$.001 per share(2)                            5,043,288              $4.995                  $25,191,223           $7,003.16

Common Stock issuable upon
exercise of Warrants(3)                         132,993               1.47                       195,500               54.35

Common Stock issuable upon
exercise of Warrants(3)                         143,000               2.00                       286,000               79.51

Common Stock issuable upon
exercise of Warrants(3)                         100,000               2.38                       238,000               66.16

Common Stock issuable upon
exercise of Warrants(3)                         100,000               2.47                       247,000               68.67

Common Stock issuable upon
exercise of Warrants(3)                          20,000               2.50                        50,000               13.90

Common Stock issuable upon
exercise of Warrants(3)                       1,603,001               3.00                     4,809,003            1,336.90

Common Stock issuable upon
exercise of Warrants(3)                          19,000               3.50                        66,500               18.49

Common Stock issuable upon
exercise of Warrants(3)                         150,000               4.00                       600,000              166.80

Common Stock issuable upon
exercise of Options(3)                          424,000               1.47                       623,280              173.27

Common Stock issuable upon
exercise of Options(3)                          177,500               2.00                       355,000               98.69

Common Stock issuable upon
exercise of Options(3)                           10,000               4.56                        45,600               12.68
                                                                                                                  ----------

Total Registration Fee                                                                                             $9,092.58

                                       ii

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) Based upon the average of the closing bid and asked prices for the Common Stock on March 2, 1999.

(3) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Options and Warrants.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                       Subject to Completion March 5, 1999

PROSPECTUS
                          HOMESEEKERS.COM, INCORPORATED


                        7,922,782 Shares of Common Stock
                           ($.001 par value per share)




         This Prospectus relates to the 7,922,782 shares of Common Stock, $.001 par value per share, of HomeSeekers.com, Incorporated, being offered by certain Selling Securityholders. Of such shares, 5,043,288 shares are currently outstanding and 2,879,494 shares are reserved for issuance upon exercise of options and warrants which have been granted to certain Selling Securityholders. We will not receive any proceeds from the sale of the shares by the Selling Securityholders. However, we may receive up to $7,515,883 in the event all of those options and warrants are exercised.


         Our Common Stock is traded on the OTC Bulletin Board under the trading symbol "HMSK". On February 25, 1999, the closing bid and asked prices for our Common Stock were $5.47 and $5.53, respectively. We intend to file an application for listing of our Common Stock on the NASDAQ SmallCap Market and to seek the trading symbol of "HMSK", however, our application for listing may not be approved. See "Risk Factors" beginning on Page 7.

                   ----------------------------------------

         This Investment Involves a High Degree of Risk. You Should Purchase Shares Only If You Can Afford a Complete Loss of Your Investment. See "Risk Factors" Beginning on Page 7.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   ----------------------------------------

                The date of this Prospectus is ____________, 1999

                              AVAILABLE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also publicly available through the SEC's web site on the Internet at http://www.sec.gov.

         This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Descriptions of any contract or other document referred to in this Prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, each such statement being qualified in its entirety by such reference. At your written or telephonic request, we will provide you, without charge, a copy of any of the information that is incorporated by reference herein (excluding exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Direct your request to the Company at HomeSeekers.com, Incorporated, 2241 Park Place, Suite E, Minden, NV 89423,
Attention: Chief Financial Officer, telephone (775) 782-2977.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information, including information contained under the caption "Risk Factors", "Business" and Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated herein, the information in this Prospectus does not give effect to the issuance of up to (i) 15,000 shares in the event of conversion of outstanding convertible promissory notes,
(ii) 2,387,994 shares in the event of conversion of outstanding warrants, (iii) 3,717,874 shares in the event of conversion of outstanding options, (iv) 68,862 shares upon conversion of outstanding Series A, Class A Preferred Stock, and (v) 1,514,150 shares issuable upon exercise of future options available for grant under the Company's Stock Option Plan.

         This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. You are urged to read this Prospectus carefully and in its entirety.


                                   THE COMPANY

         We are a leading provider of online consumer real estate information on the Internet through our Web site at www.homeseekers.com. Our Web site currently contains approximately 681,000 residential home listings in 28 states, most of which serve the Florida, California, Illinois and the District of Columbia markets. We obtain listings from the 36 multiple listing services ("MLS") currently under contract with us, and from realty firms. Our Web site also enables users to obtain information on services of interest to residential home owners, such as mortgage companies, title insurers and providers of services such as carpeting, painting, landscaping, drapes, appliances, furniture and other related products and services. We also market products designed to enhance the productivity of real estate agents, enabling them to more efficiently operate their businesses.

         Our Web site allows prospective home buyers to log on from their computers and view data from participating MLSs and realty firms. While viewing listings on our Web site, the prospective buyer can prompt our search engine to search our database, find and display all listed homes that satisfy the criteria designated by the Buyer. The Buyer may specify criteria including, price, location, number of rooms and bathrooms, pool, garage, view, fireplace or street location. The listing detail page for a given home typically provides a full color photograph of the home, a detailed description of the home and property, as well as the name of the listing realty firm and agent. If a home was listed by a real estate agent participating in the Company's Web page program, the listing will provide a direct link to the agent's home page and E-mail address. We market our Internet search products under the product names HomeSeekersTM and HomeSeekers/CityNetTM.

         Through banners on our Web pages, home buyers can also access helpful related information and services such as information on mortgage interest rates and mortgage providers, and may pre- qualify for a mortgage and then apply for a mortgage. The buyer may also apply for title insurance, and view advertising for building supplies, contractors, moving and storage and other home-related goods and services. In addition, a prospective home buyer can obtain location maps and information on schools, and, for a fee, information on comparable home sales. We believe that we offer a wider suite of listing services and products for consumers and realtors than any other real estate-related Internet site.

         Our Web site has generated a rapidly increasing traffic of people seeking homes. The number of homes viewed per month has increased from 800,000 in January 1996 to over 15 million in January 1999. Presently, over 600,000 separate users access our Web site per month, staying an average of approximately 36 minutes and viewing an average of more than 22 homes per visit.

         We generate revenues from several sources: (1) the sale of Web pages to real estate agents; (2) referral and processing fees from mortgage companies;
(3) advertising fees; and (4) the marketing of goods and services derived from strategic alliance partners.

         In addition to revenues from the sale of Web pages to real estate agents, another important source of revenues is advertising and referral fees from mortgage and title insurance companies. Approximately 40 currently participating mortgage companies are provided rotating banners on our Web pages that provide linkage to the mortgage companies' Web sites. We also expect to generate revenues through advertising from merchants who offer goods or services that benefit from a change in home ownership. These merchants include providers of carpeting, painting, landscaping, drapes, appliances, furniture and other related products and services.

         Our principal productivity tool designed to enhance the productivity of real estate agents is a software package known as Realty 2000R, which was originally introduced in 1988. Realty 2000R Net '98 ("Net '98") is a significantly upgraded version of Realty 2000R. Net '98 incorporates a client contact scheduling program, sales flyer producer, financial calculator, word processor, a digital camera interface and a comparative market analysis program in those markets where the Company has contracted for real estate listing data. Our other productivity tools include H.S. PassportTM, a proprietary E-Mail system for real estate agents, and MLS2KTM, an Internet-based multiple listing system for real estate agents.

         We recently completed a private placement of 4,062,004 shares of our Common Stock (including 62,016 shares issued in partial payment of placement agent commissions), for which we received net proceeds of approximately $10.6 million.

         Our fiscal year end is June 30. Our executive offices are located at 2241 Park Place, Suite E, Minden, Nevada 89423, and our telephone number is
(775) 782-2977.

            SEE "RISK FACTORS," "MANAGEMENT," "BUSINESS" AND "CERTAIN
        TRANSACTIONS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE
             CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS.

                                  THE OFFERING

Securities Offered by
Selling Securityholders........................................  7,922,782 Shares(1)

Common Stock Outstanding:
     Prior to the Offering ....................................  13,357,211
     After the Offering  ......................................  16,236,705(2)

Trading Symbol for Common Stock................................  HMSK(3)

Risk Factors ..................................................  The Offering involves a high degree of risk.
                                                                 See "Risk Factors".

---------------------------
(1) The Selling Securityholders are offering up to 7,922,782 shares of our Common Stock that they presently own or which are issuable to them upon the exercise of options or warrants that they own. The shares will be sold in brokerage transactions that may be effected by them from time-to-time. We have not arranged for any underwriter to sell the shares on behalf of the Selling Securityholders. See "Description of Securities".

(2) Gives effect to the issuance of 2,879,494 shares in the event of exercise of options and warrants being registered for sale under this Prospectus.

(3) Our Common Stock is currently listed on the OTC Bulletin Board. We intend to apply for listing of our Common Stock on the NASDAQ SmallCap Market under the trading symbol "HMSK". Our application for listing may not be approved. See "Risk Factors".

                             SELECTED FINANCIAL DATA

         The table below contains certain summary historical financial information of the Company. The information has been derived from the Financial Statements included elsewhere in this Prospectus. The six months data at December 31, 1998 and 1997 are derived from the Company's unaudited financial statements and include all adjustments, consisting of only normal recurring adjustments, that management considers necessary to fairly present such data. The results for the six months ending December 31, 1998 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 1999. This information should be read in conjunction with the Financial Statements appearing elsewhere in this Prospectus and "Management's Discussion and Analysis or Plan of Operation".

                                         (in 000's, except per share data)
                                                                                      Six months ended
                                                 Year ended June 30,                    December 31,
                                            --------------------------          ---------------------------
                                               1998             1997               1998              1997
                                               ----             ----               ----              ----
Revenues                                     $1,667            $1,590            $1,442               $597

Gross Profit                                 $1,328            $1,366            $1,226               $493

Operating Expenses                           $3,985            $3,221            $2,780             $1,686

Net (Loss)                                  $(2,796)          $(2,122)          $(1,550)           $(1,284)

Net (Loss) Per Share                         $(0.50)           $(0.53)            $(.22)             $(.26)


                                               June 30,                      December 31,  1998
                                        --------------------          --------------------------------
                                         1998         1997             Actual           As Adjusted (1)
                                         ----         ----             ------           ------------

Working Capital
  (Deficit)                           $(1,349)      $(2,298)         $(2,121)             $8,479

Total Assets                           $1,898        $2,055           $4,349             $14,949

Current Liabilities                    $1,826        $2,433           $4,851              $4,851

Convertible Debt                         $140        $2,056              $30                 $30

Long-Term Note Payable                    -0-           -0-             $250                $250

Shareholder's Equity
  (Deficit)                              $(67)      $(2,435)           $(782)             $9,818

-------------------------
(1) Gives effect to our sale of 4,062,004 shares of Common Stock (including 62,016 shares issued in partial payment of placement agent commissions) and our receipt of net proceeds of approximately $10.6 million subsequent to December 31, 1998. Does not give effect to our issuance of up to 2,879,494 shares being registered for sale pursuant to this Prospectus, and our receipt of up to $7,515,883, in the event of the exercise of options and warrants.

                                  RISK FACTORS

         An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the securities offered hereby. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed below, and elsewhere in this Prospectus.

Net Losses

         For the fiscal years ended June 30, 1998 and 1997, we experienced net losses of $2,795,545 and $2,121,906, respectively. For the six months ended December 31, 1998, we incurred a net loss of $1,550,282. Our operating results for future periods will include significant expenses, including product and service development expenses, sales and marketing costs, programming and administrative expenses and acquisition costs, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future.

Dependence on and Uncertainties Concerning the Internet

         Use of the Internet by consumers is at an early stage of development, and market acceptance of the Internet as a medium for commerce is subject to a high degree of uncertainty. Our ability to succeed will depend on our ability to significantly increase revenues, which will require the further development and widespread acceptance of the Internet as a medium for commerce and advertising. Among the areas of uncertainty that will have a long-term effect on our success and the acceptance of the Internet as a successful retailing channel, many of which are out of our control, are the following:

           o the lack of reliable network backbones or complementary services such as high speed modems and security procedures for financial transactions;

           o delays in the development and adoption of new standards and protocols to handle increased levels of Internet activity;

           o acceptance of the Internet as an advertising medium, and, more particularly, our ability to successfully generate significant advertising revenues;

           o our ability to anticipate, monitor and successfully respond to rapidly changing consumer needs and preferences to attract a sufficient number of users to our Web sites and attract, retain and expand a loyal user base;

           o overcoming Consumer concern over Internet security through the development of comprehensive security technologies; and

           o our potential exposure for claims arising from the nature and content of information available on our Web sites.

Need for Additional Capital

         We recently received net proceeds from the sale of shares of our Common Stock of approximately $10.6 million. We believe these funds will satisfy our cash requirements for approximately 18-24 months. However, our operations are capital intensive and our growth through acquisition strategy will consume a substantial portion of our available working capital. Therefore, depending upon the timing and rate at which we are able to generate revenues from operations, we may require additional capital in order to fund our operations. We cannot predict whether additional financing, if required, will be available to us on acceptable terms.

Competition

         We have encountered and will continue to encounter intense competition in all aspects of our existing and proposed business, and we will compete directly with other companies, a significant number of which have greater capital and other resources and longer operating histories than do we. At least two of our competitors operate Internet sites which provide access to MLS data. One such competitor, HomeAdvisor, is affiliated with Microsoft Corp., and the other operates under the name Real Select. We understand that RealSelect is seeking to obtain exclusive contractual arrangements with MLSs. To the extent that our competitors are successful in securing exclusive contractual arrangements with MLSs, we will be limited in MLS listings accessible on our Web site. Our inability to secure MLS listings could adversely effect our operating results.

Possible Contract Terminations

         We are a party to numerous contractual understandings, pursuant to which we provide access to data, products and services on the Internet. Many of these agreements may be cancelled by either party, upon relatively short notice and/or may not be renewed upon expiration of their terms. While we believe we have established positive relations with the parties to our contracts, we are unable to predict whether we will be able to maintain and renew existing contracts. See "Business".

Uncertainty of Emerging Technology and Business

         The Internet-based real estate services industry is an emerging business characterized by an increasing number of market entrants who have introduced or are developing an array of new products and services. As is typically the case in an emerging industry, demand and market acceptance for newly introduced products and services is subject to a high level of uncertainty. In light of the evolving nature of this industry, we can offer no assurance as to the ultimate level of demand or market acceptance for our products and services. In addition, we cannot confirm that we will successfully implement our business strategies, expand our capacity, maintain the cost and technological competitiveness of our products and services, meet our current marketing objectives or succeed in positioning ourselves as the preferred Internet real estate services provider. We are also unable to predict whether the present trends in growth of Internet use and users will continue or whether the capacity of the Internet in general will be sufficient to meet anticipated demands or that the present pricing structure for Internet access will be maintained in the future.
                                        8

Uncertainty of Product and Technology Development; Technological Factors

         We have not completed development and testing of certain of our proposed products and product enhancements, some of which are still in the planning stage or in relatively early stages of development. Our success will depend in part upon our ability to meet targeted performance and cost objectives, and upon the timely introduction of new products into the marketplace. Our product development efforts are subject to all of the risks inherent in the development of new products and technology (including unanticipated delays, expenses and difficulties). We cannot predict when or whether product development efforts will be successfully completed or whether our products will satisfactorily perform their intended functions, meet applicable price or performance objectives or that unanticipated technical or other problems will not occur which cause increased costs or material delays in product development.

Challenges of Growth

         We anticipate a period of rapid growth that is expected to place a strain on our administrative, financial and operational resources. Our ability to manage any staff and facilities growth effectively will require that we continue to improve our operational, financial and management controls and to train, motivate and manage our employees. We may be unable to successfully install management information and control systems in an efficient and timely manner, or assure that new systems will be adequate to support our future operations. If we are unable to hire, train and retain qualified systems engineers and consultants to implement these services or are unable to manage the post-sales process effectively, our ability to attract repeat sales or provide references may be materially adversely affected. If we are unable to manage growth effectively, our business, operating results and financial condition may be materially adversely affected.

Government Regulation and Legal Uncertainties

         We are subject, both directly and indirectly, to various laws and governmental regulations relating to our business, and we believe we are currently in compliance with such laws and that they do not have a material impact on our operations. However, due to increasing popularity and use of the Internet, we anticipate that new laws and regulations will be adopted with respect to the Internet. Such laws and regulations may cover issues such as user privacy, pricing and characteristics and quality of products and services. The enactment of any such laws or regulations in the future may slow the growth of the Internet, which could in turn decrease the demand for our products and services and increase our cost of doing business. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain and could expose us to substantial liability for which we might not be indemnified by content providers or insurance.

Prior Failure to Register Securities

         We have, from time-to-time, issued our securities in connection with private offerings and other business transactions, in connection with which we agreed to register the securities sold for subsequent public sale. Due to financial constraints, we did not meet our obligation to register such securities. While we believe that following registration of the securities covered by this Prospectus we will be in compliance with our registration obligations, it is possible that we will be liable for our prior failure to comply with registration obligations.

Dependence on Executive Officers and Key Employees

         Our success is dependent on our ability to retain the continued services of our directors, executive officers and certain key employees. While we have entered into contractual agreements with several of our executive employees, we are unable to predict whether our directors, executive officers, or key employees will remain associated with us, or whether they will not compete, directly or indirectly, with us.

Effect of Issuance of Common Stock Upon Conversion of Convertible Securities

         As of February 19, 1999, we had reserved an aggregate of 6,189,730 shares of Common Stock for issuance upon conversion of Preferred Stock, convertible notes and the exercise of warrants and options. The issuance of shares of Common Stock upon the conversion and exercise of these securities may have a depressive effect on the market price for our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be materially adversely affected because the holders of the convertible securities can be expected to convert or exercise them, to the extent they are able to, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the convertible securities.

Securities and Exchange Commission Rules on "Penny Stocks"

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Common Stock may be deemed to be a "penny stock" and be subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the Common Stock is listed on The Nasdaq SmallCap Market. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities, must have received the purchaser's written consent to the transaction prior to the purchase and must provide certain written disclosure to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of shares of our Common Stock to resell them. While we intend to use our best efforts list our Common Stock on the Nasdaq SmallCap Market, there is no assurance that our listing application will be accepted.

Absence of Dividends on Common Stock

         We have no present intention of paying cash dividends on our Common Stock in the foreseeable future, as we intend to follow a policy of retaining our earnings, if any, for use in our business. See "Description of Securities" and "Price Range of Common Stock and Dividend Policy".

Shares Eligible for Future Sale May Adversely Affect the Market

         The sale, or availability for sale, of a substantial number of shares of Common Stock in the public market subsequent to the offering pursuant to Rule 144 under the Securities Act or otherwise could materially or adversely affect the market price of the securities and could impair our ability to raise additional capital from the sale of our equity securities or debt financing. There are currently 6,875,299 shares of our outstanding Common Stock that are "restricted securities", of which,

5,043,288 shares are being registered for sale pursuant to this Prospectus. All of those "restricted" shares, as well as the additional 1,832,011 "restricted" shares not being registered at this time, may, in the future, also be sold upon compliance with Rule 144 adopted under the Securities Act. Rule 144, as amended, provides, in essence, that a person holding "restricted securities" for a period of one year may sell every three months a number of shares equal to the greater of (a) one percent of our issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not affiliated with us may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years. Nonaffiliated persons who hold for the two year period described above may sell unlimited shares once their holding period is met. All of our executive officers and directors have agreed not to sell their securities in the Company for a period of 12 months from the effective date of the Registration Statement of which this Prospectus forms a part, without the prior written consent of the placement agents for our recently completed private placement.

Year 2000 Risk

         We have implemented a Year 2000 date conversion program to ensure that our computer systems and applications will function properly beyond 1999. We believe that we have allocated adequate resources for this purpose and expect our Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. We do not expect to incur significant expenditures to address this issue. The ability of third parties with whom we transact business to adequately address their respective Year 2000 issues is outside of our control. There can be no assurance that our failure or the failure of such third parties to adequately address our respective Year 2000 issues will not have a material adverse effect on our business, financial condition, cash flows and results of operations.

         It is not possible to foresee all risks which may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the Shares and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company (i) as of December 31, 1998, and (ii) as adjusted to reflect, subsequent to December 31, 1998, (a) our sale of 4,062,004 shares of Common Stock (including 62,016 shares issued in partial payment of placement agent commissions) and our receipt of net proceeds of approximately $10.6 million, (b) the conversion of 622,569 Class A, Series A Preferred Stock and accrued dividends thereon into 1,327,933 shares of Common Stock and (c) our issuance of 20,945 shares of Common Stock upon the exercise of certain warrants and as partial payment for services rendered. The table should be read in conjunction with the Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                                December 31, 1998(1)
                                                                    ----------------------------------------
                                                                       Actual                  As Adjusted
                                                                       ------                  -----------
Total Notes Payable                                                  $866,293                       $866,293
                                                                    ---------                     ----------

Shareholder's Equity (Deficit):

     Common Stock, $.001 par value,
     50,000,000 shares authorized,
     7,924,329 issued and outstanding
     at December 31, 1998, 13,335,211,
     as adjusted                                                       $7,924                        $13,335

     Class A, Series A Convertible
     Preferred Stock, $.001 par value,
     1,000,000 shares authorized, 657,000
     shares issued and outstanding at
     December 31, 1998, 34,431 as adjusted                                657                             34

     Class B Convertible Preferred Stock,
     $10.00 par value, 200,000 shares
     authorized, no shares issued or
     outstanding at December 31, 1998,
     or as adjusted                                                       -0-                            -0-

     Class C Convertible Preferred Stock,
     $.001 par value, 400,000 shares
     authorized, no shares issued or
     outstanding at December 31, 1998,
     or as adjusted                                                       -0-                            -0-

Additional Paid-in Capital                                         11,991,313                     23,108,960

Accumulated (Deficit)                                             (11,919,829)                   (11,919,829)

Unrealized Loss on Securities(2)                                     (700,000)                      (700,000)

                                       12


Dividends on Series A Convertible
     Preferred Stock(3)                                              (161,933)                      (684,368)

Total Stockholder's Equity (Deficit)                                $(781,868)                    $9,818,132
                                                                    ---------                    -----------

Total Capitalization                                                  $84,425                    $10,684,425
                                                                    =========                    ===========

-----------------------
(1) Does not give effect to the issuance of up to (i) 15,000 shares in the event of conversion of outstanding convertible promissory notes, (ii) 2,387,994 shares in the event of conversion of outstanding warrants, (iii) 3,717,874 shares in the event of conversion of outstanding options, (iv) 68,862 shares upon conversion of outstanding Series A, Class A Preferred Stock, and (v) 1,514,150 shares issuable upon exercise of future options available for grant under the Company's Stock Option Plan. Options and warrants included in (ii) and (iii) to purchase 2,879,494 shares are being registered for sale pursuant to this Prospectus. In the event such options and warrants are exercised in full, the Company will receive proceeds of $7,515,883.

(2)  See "Management - Certain Transactions; Transactions with Affiliated
     Parties".

(3) Assumes the payment of accumulated dividends on 622,569 Class A, Series A Preferred Stock by the issuance of Common Stock having a market value of $6.31 per share as of January 15, 1999.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds upon the sale of shares by the Selling Securityholders. However, this Prospectus relates to the sale of up to 2,879,494 shares that may be issued in the event of exercise of certain outstanding options and warrants held by Selling Securityholders. In the event all of such options and warrants are exercised, the Company will receive proceeds of $7,515,883. Such proceeds, if received by the Company, will be used for working capital.


                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         The Company's shares of Common Stock are traded over-the-counter and quoted on the OTC Electronic Bulletin Board under the symbol "HMSK". The reported high and low bid prices for the Common Stock are shown below for the period from inception of trading in January 1993 through December 31, 1998, and on February 25, 1999. The quotations reflect inter-dealer prices and do not include retail mark-ups, mark-downs or commissions. The prices do not necessarily reflect actual transactions.

Period                                         High                     Low
------                                         ----                     ---

Third Quarter ended 3/31/97                    $9.50                   $4.00
Fourth Quarter ended 6/30/97                   $5.00                   $3.16

First Quarter ended 9/30/97                    $6.31                   $3.06
Second Quarter ended 12/31/97                  $5.87                   $1.50

Third Quarter ended 3/31/98                    $2.88                   $1.34
Fourth Quarter ended 6/30/98                   $4.53                   $2.00

First Quarter ended 9/30/98                    $6.22                   $2.19
Second Quarter ended 12/31/98                  $6.44                   $1.94

February 25, 1999                              $6.00                   $5.50

         The closing bid and asked prices of the Company's Common Stock on February 25, 1999 were $5.47 and $5.53, respectively, as quoted on the OTC Electronic Bulletin Board. As of February 1, 1999, there were approximately 600 shareholders of record of the Company's Common Stock.

         The Company has never paid cash dividends on its Common Stock. The Company presently intends to retain future earnings, if any, to finance the expansion of its business and does not anticipate that any cash dividends will be paid in the foreseeable future. The future dividend policy will depend on the Company's earnings, capital requirements, expansion plans, financial condition and other relevant factors.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION


Fiscal Year Ended June 30, 1998 Compared to June 30, 1997

Results of Operations

                                                       Percentage of Revenues
                                                     Fiscal Year Ended June 30,
                                                     1998                 1997
                                                     ----                 ----

Net Sales                                              100%                100%

Cost of sales                                          (20)                (14)
Operating expenses                                    (239)               (203)
Interest expense                                        (7)                (18)
Other                                                   (5)                  2
Extraordinary income                                     3                  -0-
                                                     -----                 ----

Net loss                                              (168)%              (133)%


         Net Sales. Net sales increased 5% from $1,590,000 in fiscal 1997 to $1,667,000 in fiscal 1998. Internet web page sales increased by $282,000 from 1997 to 1998, from $194,000 to $476,000. This was due to a ramp-up of selling web pages to real estate agents during fiscal 1998. The publication and sale of FOCUS demographic books started in January 1998 and totaled $104,000 for fiscal 1998. Custom programming, support and licensing revenues, which include net sales to a related party, WebQuest International, Inc. ("WebQuest"), decreased by $279,000, from $563,000 in fiscal 1997 to $284,000 in fiscal 1998. This was due primarily to a $300,000 licensing fee charged to WebQuest in fiscal 1997 for license of certain technology developed by the Company.

         Cost of Sales. Cost of sales increased from fiscal 1997 to fiscal 1998, both as a percentage of sales (from 14% to 20%), and in total cost (from $224,000 to $338,000). This $114,000 increase was due primarily to an increase in the fees paid to multiple listing boards of realtors for the use of their home listing data, used by the Company in its homeseekers.com Internet site, the cost to outside developers of certain operating features included in the Company's Internet site and the cost of "CityNet" cards used by customers to access the CityNet intranet system.

         Operating Expenses. Operating expenses increased from $3,221,000 in fiscal 1997 to $3,985,000 in fiscal 1998. This 24% increase in costs was due to several factors, all relating to improvement in the Company's infrastructure necessary to support more traffic on the Company's Internet web site, and eventually higher advertising sales and web page sales. Total employee compensation increased from $1,595,000 in fiscal 1997 to $2,245,000 in fiscal 1998, with average employee headcount increasing from 37 in fiscal 1997 to 46 in fiscal 1998. Employees were added primarily in programming and sales during fiscal 1998.

         The balance of the increase in operating expenses resulted primarily from an increase in sales promotion expenses and from the cost of registering the Company's common stock, under Section 12(g) of the Securities Exchange Act of 1934.

         Interest Expense. Interest expense decreased 60% from $290,000 in fiscal 1997 to $116,000 in fiscal 1998. This was due primarily to the conversion of $1,916,000 of convertible debt into common stock during 1998 .

         Other. Other expense of $69,000 during fiscal 1998 consisted primarily of a $51,000 sales commission paid by the Company to sell common stock received for payment from a customer.

         Extraordinary Gain. Extraordinary gain of $47,000 in fiscal 1998 was from the write-off of a Company liability related to fiscal 1996.

         Net Loss. As a result of the foregoing, the Company's net loss increased from $2,122,000 for 1997 to $2,796,000 for 1998.

Financial Condition and Changes in Financial Condition

         The Company's current assets increased from $135,000 as of June 30, 1997 to $476,000 as of June 30, 1998 due to an increase in cash and accounts receivable. These increases were due primarily to the timing of recent equity transactions (cash) and customer billings (accounts receivable).

         Investments in marketable securities decreased from $477,000 to -0-. This decrease was due to the sale of common stock received from a customer during 1997 for payment of services rendered.

         Investments in LLCs increased from -0- at June 30, 1997 to $451,000 at June 30, 1998. The Company contributed 300,000 shares of common stock at a value of $450,000 to a limited liability company ("LLC") as collateral to perform. The Company formed this LLC in January 1998 as a 50% owner, along with a mortgage company, to develop a new Internet web site to generate advertising revenues for the Company and mortgage loans for the mortgage company.

         Accounts receivable from related parties, short-term and long-term, decreased from $526,000 as of June 30, 1997 to $193,000 as of June 30, 1998. $508,000 of the 1997 balance was due from WebQuest International, Inc. (WebQuest") for partial billing on the sale of licensing fees on certain technology. This balance was satisfied during 1998 with payment in the form of the customer's common stock. This stock is currently being held for resale and will be sold, in all or in part, once the customer's common stock begins trading on a public exchange. $150,000 of the 1998 balance was due from WebQuest for programming services rendered.

         Other assets increased $84,000 from June 1997 to June 1998 was due primarily to a $100,000 non-refundable down payment made on the proposed acquisition of Opticom Corporation.

         Current liabilities decreased by $607,000 from June 30, 1997 to June 30, 1998, primarily due to the more timely payment of vendors and a reduction of $246,000 in notes payable.

         Convertible debt decreased $1,916,000 during fiscal 1998, from $2,056,000 to $140,000. Debt holders converted their debt to common stock at $2.00 per share. The outstanding balance of this convertible debt as of June 30, 1998 was $140,000.

         Series B convertible preferred stock decreased to zero during fiscal 1998 as the result of forfeiture of such stock in connection with an unsuccessful attempt to raise capital.

         The combination of capital stock and additional paid in capital increased from $5,340,000 as of June 30, 1997 to $11,120,000 as of June 30, 1998. This was due to an additional 2,855,000 shares of common stock issued during fiscal 1998 in return for $5,780,000 in cash, services, convertible preferred stock dividends and extinguished debt. $1,916,000 of this consideration was for the conversion of outstanding convertible debt.

         Dividends on Series A convertible preferred stock totaling $119,000 were paid in the form of common stock to a stockholder when he converted certain Series A convertible preferred shares into common stock during fiscal 1998.

         The Company's accumulated deficit increased by $2,796,000 from June 30, 1997 to June 30, 1998 due to the net loss incurred by the Company during fiscal 1998.

         Unrealized loss on securities of $331,000 as of June 30, 1997 was reversed during fiscal 1998 when the Company sold common stock it had received as payment for services during fiscal 1997 from a mortgage Company. The $700,000 balance as of June 30, 1998 relates to payment, in the form of common stock, from a related entity, WebQuest, for licensing fees on certain technology.

Fiscal Year Ended June 30, 1997 Compared with June 30, 1996

         Net Sales. Net sales increased 202% from $527,000 in fiscal 1996 to $1,590,000 in fiscal 1997. This was due primarily to the sale of mortgage leads to a mortgage company for $500,000 during fiscal 1997 and a $300,000 licensing fee charged to WebQuest in fiscal 1997 for license of certain technology developed by the Company. Most of the Company's sales during fiscal 1996 were generated from the sale of one software product, Realty 2000, in the real estate industry, and licensing fees of $250,000 charged to a bank for development of a real estate intranet system.

         Cost of Sales. Cost of sales increased from fiscal 1996 to fiscal 1997 in total cost (from $87,000 to $224,000), but decreased as a percentage of sales (from 17% to 14%). This $137,000 increase was due primarily to an increase in the fees paid to multiple listing boards of realtors for the use of their home listing data used on the Company's homeseekers.com Internet site, the cost to outside developers of certain operating features included in the Company's Internet site and the cost of "CityNet" cards used by customers to operate the CityNet intranet system.

         Operating Expenses. Operating expenses increased from $2,640,000 in fiscal 1996 to $3,221,000 in fiscal 1997. This 22% increase in costs was due to improvements made in the Company's infrastructure necessary to support more traffic on the Company's Internet web site.

Six Months Ended December 31, 1998 Compared With Six Months Ended December 31, 1997

         Total revenues of $1,442,000 for the six months ended December 31, 1998 increased 142% or $845,000 over the same period in 1997 due to increased sales of Web pages and Web sites to real estate agents; increased Internet prospect sales, including $400,000 for Internet leads to one customer; increased advertising revenues and increased custom programming revenues.

         Cost of sales increased 108% from $104,000 for the six months ended December 31, 1997 to $217,000 for the six months ended December 31, 1998. This increase was due primarily to increased MLS board royalties and Genstar Web Site third-party hosting fees. The Company has developed its internal Web site software since the acquisition of Genstar Media in August 1998. This move is expected to increase Genstar Web site gross margins starting in January 1999. MLS board royalties are expected to increase in the future proportional to increases in Web Page revenues.

         Operating expenses of $2,780,000 for the six months ended December 31, 1998 represent an increase of $1,094,000, or 65% over the same period in 1997 due primarily to increases in sales and marketing expenses and software programming expenses. Beginning in January 1998 the Company has expanded dramatically the channels through which it sells Web Sites and Web pages.

         Interest expense of $21,000 during the six months ending December 31, 1998 reflects a decrease of 77% from the same period during 1997. This decrease resulted primarily from the conversion of convertible debt into common stock.

         The net loss for the six months ending December 31, 1998 of $1,550,000 or $(.22) per share increased $266,000 from the net loss of $1,284,000 or $(.26) per share for the corresponding six months in 1997. The increase in net loss was due primarily to increases in sales and marketing expenses preceding increases in corresponding revenues.

Three Months Ended December 31, 1998 Compared With Three Months Ended December 31, 1997

         Total revenues of $1,068,000 for the three months ended December 31, 1998 increased 147% or $635,000 over the same period in 1997 due to increased sales of Web pages and Web sites to real estate agents, increased Internet prospect sales and custom programming revenues.

         Cost of sales increased by 161% from $51,000 for the three months ended December 31, 1997 to $133,000 for the three months ended December 31, 1998. This increase was due primarily to increased MLS board royalties and Genstar Web site third-party hosting fees. The Company has developed its internal Web site software since the acquisition of Genstar Media in August 1998. This move is expected to increase Genstar Web site gross margins starting in January 1999. MLS board royalties are expected to increase in the future proportional to increases in Web Page revenues.

         Operating expenses of $1,532,000 for the three months ended December 31, 1998 represent an increase of $530,000, or 53% over the same period in 1997 due primarily to increases in sales and marketing expenses and software programming expenses. Beginning in January 1998 the Company has expanded dramatically the channels through which it sells Web Sites and Web pages.

         Interest expense of $15,000 reflects a decrease of 65% from the 1997 $ 43,000 interest expense. This decrease resulted from the conversion of convertible debt into common stock.

         The Company spun off its FOCUS Publications business unit during November 1998, resulting in a one-time net gain on sale of $26,000.

         The net loss for the three months ending December 31, 1998 of $587,000 or $(.08) per share decreased $76,000 from the net loss of $663,000 or $(.12) per share for the corresponding three months in 1997. The decrease in net loss was due to a higher rate of increase in revenues than in expenses.

Liquidity and Capital Resources

         As reflected in the cash flow statements for the six months ending December 31, 1998 and 1997, the Company's operations have not generated sufficient cash flows to meet the on-going cash needs of the Company. The Company has generated the additional cash required to fund its operations through the proceeds from the exercise of stock warrants and options.

         During January 1999 the Company raised $12 million through the sale of common stock to accredited investors pursuant to Rule 506 of Regulation D. This sale netted the Company approximately $10.6 million in cash, after deducting commissions of approximately $1.2 million and other offering expenses. The results of this stock sale are not included in the accompanying financial statements.

         Net cash used in operations during the six months ending December 31, 1998 of $1,030,000 was financed primarily from the proceeds from the exercise of stock warrants and options of $491,000, and through additional loans totaling $785,000. These loans were obtained from unrelated entities in the amount of $250,000 and from related parties in the amount of $535,000. All loans pay market rates of interest averaging 13% per annum. This compares to net cash used in operations during the six months ending December 31, 1997 of $1,299,000. This cash deficit was financed primarily from the sale of common stock, including $192,000 for the exercise of stock warrants and options.

         In October 1998 the Company entered into a technology alliance with an unrelated entity whereby the Company shall receive payments totaling $2,000,000 through November 1999. At December 1998 the Company has included $250,000 of these amounts in revenues, $1,875,000 in accounts receivable and $1,750,000 in deferred revenue.

         Cash outflows from investing activities during the six months ending December 31, 1998 included $152,000 for the purchase of capital assets, primarily computer equipment and software; and a $50,000 loan made to the owner of Genstar Media upon the acquisition of this business. Cash inflows included $57,000 from the sale of Focus publications business unit in November 1998.

         Significant investment cash outflows during the six months ended December 31, 1997 included $71,000 for capital assets, primarily computer equipment, and the payment of a $100,000 deposit for the purchase of a business.

Impact of the Year 2000 on Computer Systems

         The Company has developed two software products, HS Passport and Realty 2000 Net 98. Realty 2000 Net 98 has been upgraded to be year 2000 compliant, and the Company is currently in the process of upgrading HS Passport to be year 2000 compliant.

         The Company's personal computers, network servers and purchased computer software used to operate the business are all year 2000 compliant, due to the recent purchase of, or upgrade to these software and hardware tools.

         The Company is currently determining the extent to which it may be impacted by customers' and vendors' failure to remedy their own year 2000 issues. At this time, the Company has not found any material deficiencies in significant vendor's and customer's computer operations. It has been determined that the multiple listing services real estate listings that the Company pulls to its homeseekers.com Internet site will not be materially affected by the year 2000 dating problem.

         The Company does not anticipate that the financial impact of the year 2000 issues described above will have a material adverse effect on our business, financial condition or results of operations.


Cautionary Statement Regarding Forward-Looking Statements

         Certain statements contained in this Section and elsewhere in this Registration Statement regarding matters that are not historical facts are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All statements which address operating performance, events or developments that management expects or anticipates to incur in the future, including statements relating to sales and earnings growth or statements expressing general optimism about future operating results, are forward-looking statements. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in management's forward-looking statements. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues, net income and forecasts, the possibility of fluctuation and volatility of the Company's operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.

                                    BUSINESS

         HomeSeekers.com, Incorporated (the "Company") is a leading provider of online consumer real estate information on the Internet through its Web site at www.homeseekers.com. The Company also provides products and services to real estate firms, brokers and agents and others engaged in the residential real estate industry. Certain of the Company's products and services are expected to generate revenues based upon the Company's performance under agreements which have recently been entered into, but which have not yet produced revenues. There is no assurance that the Company's products and services will be successfully developed or that it will operate on a profitable basis. See "Risk Factors".

Products and Services

         The products and services offered by the Company can generally be classified as Internet Marketing Services for Real Estate Agents, Real Estate Agent Productivity Tools or Other Products and Services.

Internet Marketing Services for Real Estate Agents
--------------------------------------------------

         HomeSeekersTM and HomeSeekers/CityNetTM: Through the Company's proprietary Internet product, HomeSeekersTM (available at the Company's Web site, HomeSeekers.com), and its Intranet product, HomeSeekers/CityNetTM, the Company provides prospective home buyers access to homes for sale in a subscribing Multiple Listing Service geographical region. HomeSeekersTM and HomeSeekers/CityNetTM employ a sophisticated search engine with over 50 searchable fields to allow both broadly and narrowly defined searches. The systems will search, find and display all listings that match a prospective buyer's criteria, including a preferred location within a city or state, number of bedrooms and baths, and other desired features. The product's new feature, "Let the Listings Find YouSM", allows users to enter their search, save it, and automatically search for updated inventory, thus increasing Company Web site hits. The systems also permit users to apply for and arrange for a mortgage and title insurance.

         Real estate multiple listing services ("MLSs") aggregate and manage real estate listings for regional boards of realtors. There are approximately 900 MLSs nationwide, although this number has generally been decreasing as a result of industry consolidation. The Company contracts with various MLSs to acquire the right to include their listings on the Company's homeseekers.com Internet Web site. The contracts generally require a quarterly fee to be paid to the MLS for the right to use its data. The fees are typically 10% of Company revenues generated in the MLSs listing area. The Company currently has contractual relationships with 36 MLSs.

         Web Pages and Web Sites: In order to enhance the Company's sale of Web sites (for $499 per year) to real estate agents, in August 1998, the Company acquired the customer list and certain other assets of Genstar Media, a recently formed company engaged in the sale of Web sites to real estate agents. Genstar Media's customer list includes approximately 1,600 Web site customers. In connection with this acquisition, the Company engaged the principal officer and shareholder of Genstar Media, and certain of its other employees, as employees of the Company. The purchase price for the assets acquired was 50,000 shares of the Company's common stock, and the Company agreed to issue additional shares having a market value of up to $200,000, based upon revenues generated from the purchased assets. The Company has also loaned the sellers $50,000, the repayment of which is secured by the stock issued by the Company, with repayment due on the effective date of the Registration Statement of which this Prospectus forms a part.

Real Estate Agent Productivity Tools

         The Company's Realty 2000R software program was originally introduced in 1988 and has had over 20,000 cumulative users to date. Realty 2000R Net '98 ("Net 98"), a significantly upgraded version of Realty 2000R, is an agent productivity software program which enables real estate agents to operate their businesses more efficiently.

         Net '98 provides real estate agents with a client contact package, a sales flyer producer, a scheduler, a digital camera interface, a financial calculator, word processor and a comparative market analysis ("CMA") tool in markets where homeseekers.com has contracted for real estate listing data. In addition, an agent is able to launch directly to the Internet and send and/or receive E-mail. The agent may also send an E-mail version of their flyer to a client, E-mail a CMA to a client, access the Internet or access the Company's advertising partners directly from the Net '98 "Channel Bar" enabling him to initiate transactions for title insurance, mortgages, home insurance, home disclosure, or homeseekers.com Internet products. The Company believes that Net '98 is the only solution currently on the market that accommodates both Internet and non-Internet enabled real estate agents. Net '98 is integrated with the Internet and functions as a "Vertical Application Browser" ("VAB"). The term "Vertical Application Browser" is used to refer to a product that is written specifically for the real estate vertical market, is an application installed on the client's computer, and functions in many ways as an Internet browser. There are three distribution versions available on compact disc or downloaded from the Internet. All versions are integrated with HomeSeekersTM and the Company's latest product, MLS2KTM, and perform the CMA function for the agent using data from the HomeSeekersTM server installations.

         H.S. PassportTM: H.S. PassportTM is a proprietary E-mail system that enables real estate agents to access customer leads via E-mail on the Internet. Many real estate agents have not connected to the Internet and H.S. PassportTM enables these agents to use customer lead-generating E-mails from the Company's HomeSeekers/CityNetTM product. H.S. PassportTM connects the agent to the Internet through a toll free telephone number, to access leads via E-mail from interested home buyers. H.S. PassportTM, when coupled with Net '98, allows agents to access E-mail even if they do not have an Internet service provider access account. H.S. PassportTM enables the broker's computer to access the Company's mail server on a scheduled basis, download the mail for its agents, and then page its agents to tell them they have E-mail.

         MLS2KTM: MLS2KTM, designed for MLSs, is the Company's most recently developed product. MLS2KTM is an Internet-based multiple listing system designed to allow a MLS to run MLS2KTM in tandem with its conventional real estate listing management system. MLS2KTM will enable Internet- sophisticated real estate agents to access real estate listings via the Internet, instead of through traditional dial-up access systems.

         The advantage of MLS2KTM to the agent is that is more efficient than conventional MLS access. The advantage to the MLS is that it is significantly more cost effective. MLS2KTM is designed at the high end, initially for sale to MLSs, and will be marketed for approximately $250,000, plus the payment of monthly fees of approximately $10,000 to $20,000. MLS2KTM is designed to use

Net '98 as the agent interface product. This usage provides the additional advantage of increasing the exposure for Net '98.

Other Products and Services
---------------------------

         Executive Net Services Division: The Company's current programming personnel comprise the Company's Executive Net Services division. This division has developed the Company's H.S. PassportTM and Realty 2000R Net '98 products, and will continue to maintain, enhance and upgrade these products. The Executive Net Services division also performs software consulting services for clients within the real estate market. While management does not anticipate that this division will generate substantial revenues for the Company, the expertise of its personnel in developing and maintaining vertical software applications for the real estate market is critical to enable the Company to sustain its position as a leading provider of online consumer real estate information.

Strategic Alliances

         The Company has strategic alliances with various partners, which are intended to expand the products and services offered by the Company and which management believes will enhance the Company's presence in the marketplace. These strategic alliances are classified based upon whether they are intended to
(i) expand the products and services offered by the Company, (ii) develop additional sales channels for the Company's products and services or (iii) expand residential real estate listings available to the Company. The following is a brief description of each of the Company's strategic alliances:

Expansion of Products and Services

         Vista Information Solutions, Inc. ("Vista"), an on-line provider of home disclosure and home insurance information, is the first company to validate the Company's Vertical Application Browser capability of Net '98. On October 29, 1998, Vista and the Company entered into a technology alliance under which Vista agreed to pay the Company two million dollars in non-refundable positioning fees through November 1, 1999. The Company is also entitled to royalty fees payable by Vista on sales of Vista products made through the Company's Web site; however, royalty fees will not be paid until such time as earned royalties exceed the total of positioning fees paid. This alliance provides Vista exposure to all facets of the Company's Internet site, as well as exclusive positioning on the VAB for home disclosure and home insurance.

         In mid-1998, the State of California legislated that a home seller must provide home buyers with a home disclosure report, which is an environmental report covering items of potential risk such as fire, earthquake, flood, etc. The Company will seek to capture a portion of this market through royalties it expects to receive from sales of Vista's reports on the Company's Web site.

         In January 1998, the Company and FINET Holdings, Inc. ("Finet") formed a joint venture under the name HomeSeekers/iQualify, LLC to establish a Web site for consumers to view information pertaining to real estate, and to provide consumers an opportunity to pre-qualify for, apply for and close residential home loans. Finet is one of the nation's leading independent mortgage brokers and currently a sponsor in multiple locations at the Company's homeseekers.com Web site. The Company's capital contribution to the joint venture consists of data output from its homeseekers.com Web site, certain technology and 300,000 shares of the Company's common stock. Finet's capital contribution to the joint venture consists of data output from its iQualify Web site, which markets the "Desktop Underwriter Program", a multi-lender platform for loan approval provided through Fannie Mae. Revenues from the joint venture are expected to be generated from transaction fees resulting from the processing of loans and from advertising. Although the Company and Finet each own 50% of the joint venture, revenues from loans and advertising are paid to the members in accordance with a formula contained in the agreement. The Company anticipates that the Web site for the joint venture will become operational in mid-1999.

         In February 1998, the Company entered into an agreement with E-Loan, the nation's leading Internet mortgage company, to incorporate E-Loan's mortgage offerings on the Company's HomeSeekers.com Web site. This alliance permits home buyers to access a loan center while viewing homes at the Company's Web site. The loan center is designed to "hyperlink" the user to various mortgage tools and services provided by E-Loan. Pursuant to the agreement, E-Loan will pay the Company $125 for each loan closed as a result of a "link" provided at the Company's Web site. The agreement may be terminated by either party on 30 days' written notice.

         In April 1998, the Company entered into an agreement with HomeShark, an Internet provider of discount home mortgage brokerage services and home-buying advice. The Company has incorporated HomeShark's mortgage offerings onto its homeseekers.com Web site, which provides "hyperlinks" to permit the user to access HomeShark's products and services. HomeShark has agreed to pay the Company a fee of $25 to $30 for each Mortgage Pre-Approval and Application form completed and submitted to HomeShark as a result of the use of the Company's Web site. The agreement may be terminated by either party on 30 days' written notice. HomeShark has also agreed to pay the Company $30,000 for the right to have a link to HomeShark's Web site placed on 3,000 real estate agent's Web sites that are accessible from the Company's Web site.

         In April 1998, the Company entered into an agreement with Michigan Multiple Listing Service ("MMLS"), to develop software solutions to enable MMLS to offer a public access lead generation Intranet system for the advertising of multiple listing data, real estate agents, brokers and related services. These software products include the Company's HomeSeekers/CityNetTM, Net '98 and H.S. PassportTM products, and are intended for use by MMLS to generate advertising revenues based on their real estate listing data. The Company is compensated through software license fees.

         In May 1998 the Company entered into an agreement with DataQuick, a division of Acxiom Corporation, to link DataQuick's comparative market analysis information to the Company's HomeSeekers.com Internet site. This alliance permits home buyers to view and print a comparative market analysis of any home viewed on the Company's HomeSeekers.com Internet site. DataQuick will charge the Company's users directly for market analyses requested by such users, and DataQuick will remit a royalty to the Company equal to 45% of DataQuick's net collections (as defined in the agreement). The agreement is for an initial term of one year, terminating May 1, 1999, subject to automatic one year renewals, unless either party terminates the agreement on written notice given at least 30 days prior to expiration of the initial or any renewal term.

Sales Channel Development

         In August 1997, the Company and Red Informatica Mexico, S.A. de C.V. ("RIM"), an affiliate of Century 21, Incorporated, created a joint venture to develop Internet and Intranet sites for real estate properties worldwide. These Web sites are intended to market multiple real estate-related products and services, and to serve as a platform for the development of foreign business relationships (other than in the United States and Mexico). The joint venture contemplates that RIM will provide primary marketing, training and support for these business relationships, while the Company will provide technical direction and development. Day-to-day operations of the LLC are to be managed by two managers, one of whom is selected by each member. The RIM joint venture may be terminated by either party on 30 days' notice and either party has the right to request the other to purchase its interest at a price to be agreed upon.

         In October 1997, Baca Landata, Inc. ("Baca"), a wholly owned subsidiary of Stewart Title, entered into a three-year marketing alliance agreement with the Company. Pursuant to the agreement, Baca has agreed to use its best efforts to introduce the Company to MLSs in the State of Texas, and the Company has agreed to use Baca's services, on an exclusive basis, for such purposes. In consideration for the services performed by Baca, the Company has agreed to pay Baca a commission equal to 25% of gross revenues generated from all products and advertising contracts sold by the Company in Texas, and 15% for renewals thereof. The Company has the right to terminate the agreement as to portions of the State in which Baca fails to achieve minimum stated revenue rates for the Company. In the event the Company determines to sell its HomeSeekersTM product, Baca has been granted a right of first refusal to purchase the product on the same terms and conditions as may be contained in a bona fide third-party offer.

         In January 1998, the Company entered into a technology alliance with RE/MAX of Texas Institutional Promotion Fund ("RE/MAX") to develop software that will enable RE/MAX to offer a public access lead generation Intranet system for the advertising of multiple listing data, real estate agents, franchise sales and related services. This software, which will incorporate HomeSeekers/CityNetTM, Net '98 and H.S. PassportTM, is intended for use by RE/MAX and its franchisees to access MLS data and communicate with each other. The Company will be compensated through software license fees. The agreement also obligates the Company to create and host RE/MAX's Internet site "ReMax-Texas.com" for a monthly fee. In addition, RE/MAX's brokers will also market advertising for the Company's HomeSeekers.com site on a commission basis, and the Company is granted access to RE/MAX's listing data for inclusion in the HomeSeekers.com Web site.

         In August 1998, the Company entered into a marketing agreement with Harte-Hanks Shoppers, Inc., a division of Harte-Hanks, Inc. (NYSE: HHS). Pursuant to the agreement, Harte-Hanks Shoppers, Inc.'s salespersons will market Web pages and advertising space on the Company's Internet sites. The agreement is cancelable by either party on 30 days' written notice.

Expansion of Residential Real Estate Listings

         In March 1998, the Company entered into a technology alliance with Better Homes and Gardens Real Estate Services ("BH&G"), pursuant to which the Company has agreed to accumulate BH&G's 120,000 nation-wide real estate listings, upload such information to BH&G's Internet site and mirror this information on the Company's HomeSeekers.com Web site. For its set-up services under the agreement, BH&G paid the Company a fee of $35,000. The Company has also agreed to perform updates of BH&G's real estate listings for a fee of $2,000 per update, with a projected frequency of two updates per month. BH&G's real estate agents throughout the U.S. are offered access to the Company's products upon payment of a license fee to the Company, and have the opportunity to advertise on the Company's HomeSeekers.com Web site. BH&G has also agreed to promote the Company's software products to its members and permit the Company to be represented at BH&G's conventions, for which the Company pays BH&G an annual fee of $50,000. The initial nine month term of the agreement may be renewed for successive one year terms, and the agreement may be cancelled by either party on 30 days' written notice if the other party fails to perform its obligations.

Strategic Acquisitions

         In addition to its strategic alliances, the Company has historically employed a growth through acquisition approach to expand its products and services. This approach includes the Company's acquisition of assets or outstanding equity of businesses operated by third parties in consideration for which the Company pays the third party or its stockholders cash, Company securities, or a combination of cash and securities. This approach also permits the Company to expand its revenue base without certain of the start-up and/or development costs typically associated with the introduction of new products and/or services. The Company intends to continue its growth through acquisition approach in the future. The Company is in various stages of discussion with several parties that could lead to one or more acquisitions by the Company of the type discussed in the preceding paragraph. None of such discussions have concluded with a formal understanding to consummate an acquisition.

Employees

         The Company currently employs 81 persons, 79 of whom are full-time employees, in the following capacities: 5 executive officers, 20 administrative personnel, 19 sales and marketing personnel and 37 programmers. The Company's employees are not represented by a collective bargaining unit. The Company considers relations with its employees to be good.

Legal Proceedings

         The Company is not a party to any material legal proceeding, nor is any officer, director or affiliate a party adverse to the Company in any such legal proceeding.

Description of Property

         The Company currently leases approximately 6,325 square feet of office space at its Minden, Nevada corporate headquarters from an unaffiliated party. Its monthly lease payments are $6,524 subject to yearly adjustments based on the Consumer Price Index for All Urban Consumers all items, U.S. City average (1982-1984). The lease term, which commenced on September 15, 1994, is for five years with an option to renew for an additional five-year term.

         The Company also leases approximately 17,298 square feet of office and storage space in Brea, California which it uses for the Company's Brea operations, from an unaffiliated party. The term of the lease is six years, commencing July 23, 1998 and the monthly rental is initially $10,553, increasing to $19,547 per month in the sixth year. The Company also remains obligated, until August 1999, for rental payments of $2,400 per month under the Company's prior lease covering the Brea operations.

         The Company leases 1,976 square feet of office space at its Reno, Nevada location from an unaffiliated party. Its monthly lease payments are $2,984. The lease term, which commenced on June 15, 1998, is for one year with an option to renew for an 18 month term at a 3% increase.

         The Company leases 771 square feet of office space at its Los Angeles, California Genstar location from an unaffiliated party. Its monthly lease payments are $1,232 per month for the first 12 months and $1,309 per month for the second twelve months. The lease term, which commenced on August 1, 1998, is for two years.

                                   MANAGEMENT

Directors and Executive Officers

         The following table sets forth the names, positions with the Company and ages of the executive officers and directors of the Company. Directors serve for two-year terms and their election is staggered so that one-half of the board stands for election each year. All directors serve until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

NAME                                       AGE                                  POSITION
----                                       ---                                  --------
Greg Johnson                                46                         Chairman of the Board of Directors,
                                                                       Chief Executive Officer,Secretary
                                                                       and Treasurer

John Giaimo                                 44                         President, Chief Operating Officer
                                                                       and Director

Douglas Swanson                             56                         Vice Chairman of the Board of
                                                                       Directors and Executive Vice
                                                                       President

Scott Berry                                 40                         Chief Financial Officer

Larry Ross                                  47                         Vice President - Marketing

         GREG JOHNSON, the Company's founder, has served as the Company's Chairman of the Board since August 6, 1996, as its Chief Executive Officer ("CEO") and a Director since 1988, and as its President from 1988 through August 5, 1996. Mr. Johnson has been involved in all phases of management of the Company. Mr. Johnson is a licensed real estate broker/agent in Nevada and has extensive experience in the marketing and sale of real estate.

         JOHN GIAIMO has served as the Company's President, Chief Operating Officer ("COO") and a Director since August 6, 1996. He was the President of Visual Listings, Inc. ("VLI") since July 1990 until its acquisition by the Company in May 1996, and the Chief Executive Officer of VLI from July 1990 to May 1996. Mr. Giaimo was the subject of a Chapter 7 personal bankruptcy which became final on September 12, 1996, and involved three computer stores where he was the sole proprietor.

         DOUGLAS SWANSON has served as Vice Chairman of the Board of Directors and Executive Vice President of the Company since October 31, 1995. His current responsibilities for the Company include serving as liaison to significant investors in the Company and implementing the HomeSeekers marketing division. Between 1990 and October 30, 1995, Mr. Swanson served as Chairman and was founder of Remington-Fox, Inc. (OTC: RFOX), a company engaged in the business of medical transcribing. Remington-Fox, Inc. filed for bankruptcy protection under Chapter 11 in June 1996 and is no longer in operation. Because of personal guarantees associated with Remington-Fox, Mr. Swanson also filed for personal bankruptcy protection under Chapter 11 in June 1996.

         SCOTT BERRY has served as Chief Financial Officer of the Company since October 1997 and is responsible for investor relations, accounting and financial planning and control. Between 1994 and October 1997, Mr. Berry served as Controller of several businesses including Dennis Banks Construction Company from February 1997 to October 1997, Advanced Plastic Molding, Inc. from April 1996 to January 1997, and Siller Brothers, Inc. from December 1994 to February 1996. From July 1993 to August 1994, Mr. Berry served as Vice President of Finance for Precision Resource Corporation, a software developer and computer hardware reseller. From September 1988 through June 1993, Mr. Berry was Chief Financial Officer of Lansmont Corporation, a developer and manufacturer of computer-based product and package test equipment.

         LARRY ROSS has served as Vice President of Marketing since September 1997. From May 1989 to May 1996, Mr. Ross served as the Regional Director/Chief Operating Officer for Century 21 Region V, which comprises the eastern half of Los Angeles County, Riverside County and San Bernardino County, California, one of the top five regions of 45 nationwide that are consistently ranked first in "per office" productivity, where he was responsible for 185 offices with 7,000 real estate agents and managed a corporate staff of 35. Between 1990 and 1992, he served as Regional Director Representative to the National Advertising Fund committee which helped set direction for the Century 21 advertising fund of $40 million. Additionally, from 1993 to 1994, he was one of three Regional Directors appointed to serve on the President's National Top Brokers Task Force which provided input to the Chief Executive Officer of Century 21.

Board Committees; NASDAQ Compliance

         The Company's Stock Option Plan is administered by a committee consisting of the entire Board of Directors. The Company currently has no other committees. However, the Company intends to seek inclusion of its Common Stock on the NASDAQ SmallCap Market and, in order for the Company to meet NASDAQ requirements, the Company intends to (i) appoint at two independent directors to the Company's Board of Directors and (ii) form an Audit Committee, a majority of the members of which will be independent directors. The Company has not yet identified the two independent directors that will satisfy NASDAQ requirements.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information relating to the compensation paid by the Company during the past three fiscal years to: (i) the Company's President and Chief Executive Officer; and (ii) each of the Company's executive officers who earned more than $100,000 during the fiscal year ended December 31, 1998 (collectively, the "Named Executive Officers"):

                                    Fiscal                             Other Annual                     LTIP     All Other
Name and Principal Position         Year    Salary (1)        Bonus    Compensation     Options/ (#)    Payouts  Compensation
---------------------------         ----    ----------        -----    ------------     ------------    -------  ------------
Greg Johnson                       1998    $141,546                 -     -               -                 -       -
CEO, Treasurer and Secretary       1997    $ 90,769                 -     -               200,000           -       -
                                   1996    $ 75,383           $34,664     -               526,000           -       -

John Giaimo                        1998    $141,546                 -     -                     -           -       -
President and COO                  1997    $ 90,769           $50,000     -               200,000           -       -
                                   1996    $ 10,769                 -     -               275,000           -       -

Douglas Swanson                    1998    $141,546                 -     -               250,000           -       -
Executive Vice President           1997    $ 91,503                 -     -               200,000           -       -
                                   1996    $ 42,831           $35,402     -               551,000           -       -

--------------------
(1) This amount includes monthly automobile allowance for each officer of $600.00 beginning September 1997.

Employment Agreements

         Greg Johnson, Chairman and CEO. In June 1996, the Company entered into a five year employment agreement with Greg Johnson whereby Mr. Johnson continued to serve as the President/CEO of the Company and received a signing bonus of $34,664. Subsequently, Mr. Johnson resigned as President of the Company, however no written modification has been made to his employment agreement to date. Effective September 1, 1996, Mr. Johnson's annual salary was increased to $100,000 and, on March 4, 1997, Mr. Johnson's employment agreement was again amended to increase his annual salary to $144,000; however, he did not begin receiving this increased rate until September 1997. The amount earned, but not paid to Mr. Johnson has been recorded as a liability on the books of the Company. Mr. Johnson is also entitled to receive (i) an annual bonus equal to 4% of the pre-tax earnings of the Company and (ii) options to purchase Common Stock of the Company equal to 4% of the pre-tax earnings of the Company, at an exercise price equal to the bid price of the Company's Common Stock on the date of such grant. Mr. Johnson also has the right to receive a monthly automobile allowance of $600.00.

         Douglas Swanson, Vice Chairman. In June 1996, the Company entered into a five year employment agreement with Mr. Swanson whereby Mr. Swanson continued to serve as the Vice Chairman of the Company, and received a signing bonus of $35,402. Effective September 1, 1996, Mr. Swanson's annual salary was increased to $100,000 and, on March 4, 1997, Mr. Swanson's employment agreement was again amended to increase his annual salary to $144,000 however, he did not begin receiving this increased rate until September 1997. The amount earned, but not paid to Mr. Swanson has been recorded as a liability on the books of the Company. Mr. Swanson is also entitled to receive (i) an annual bonus equal to 4% of the pre-tax earnings of the Company and (ii) options to purchase Common Stock of the Company equal to 4% of the pre-tax earnings of the Company, at an exercise price equal to the bid price of the Company's Common Stock on the date of such grant. Mr. Swanson also has the right to receive a monthly automobile allowance of $600.00.

         John Giaimo, President, COO and a Director. In May 1996, the Company entered into a five year employment agreement with John Giaimo whereby Mr. Giaimo was appointed President and COO of the Company and received a signing bonus of $50,000 in July 1996. Effective September 1, 1996, Mr. Giaimo's annual salary was increased to $100,000 and, on March 4, 1997, Mr. Giaimo's employment agreement was again amended to increase his annual salary to $144,000; however, he did not begin receiving this increased rate until September 1997. The amount earned, but not paid to Mr. Giaimo has been recorded as a liability on the books of the Company. Mr. Giaimo is also entitled to receive (i) an annual bonus equal to 4% of the pre-tax earnings of the Company and (ii) options to purchase Common Stock of the Company equal to 4% of the pre-tax earnings of the Company, at an exercise price equal to the bid price of the Company's Common Stock on the date of such grant. Mr. Giaimo also has the right to receive a monthly automobile allowance of $600.00.

         Notwithstanding the foregoing, in connection with the Company's recently completed private placement, all of the Company's executive officers have agreed to renew their employment agreements with the Company, and, until the later to occur of one year from the Effective Date of the Registration Statement of which this Prospectus forms a part, or the Company's reporting of net income for two successive quarters, salaries paid to executive officers will not exceed $150,000 per person, bonuses will not exceed 200% of salaries per person and the payment of accrued bonuses will be deferred.

Option Grants in Last Fiscal Year

         The following table sets forth information with respect to the grant of options to purchase shares of Common Stock during the fiscal year ended June 30, 1998 to each of the Named Executive Officers.

                                                Percent of
                                Number of     Total Options/
                               Securities      SARs Granted
                               Underlying      To Employees          Exercise Or
                              Options/SARs       In Fiscal           Base Price
      Name                     Granted (#)          Year               ($/Sh)           Expiration Date
      ----                     -----------          ----               ------           ---------------
Douglas Swanson                 250,000             50%           $1.47 / 250,000       January 2003

Incentive and Non-Qualified Stock Option Plan

         On October 9, 1996, the Board of Directors ratified a stock option plan called the "1996 Stock Option Plan (the "Plan") and on December 21, 1996, the stockholders approved the Plan. On December 18, 1997, at the annual meeting of the Company stockholders, a majority of the Company's stockholders and members of the Board of Directors amended the Plan to increase the number of options available under the Plan to 5,500,000.

         The Company believes the Plan will work to increase the proprietary interest in the Company of its directors, officers, employees and consultants, and to align more closely their interests with the interests of the Company's stockholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and directors.

         Under the Plan, the Company has reserved an aggregate of 5,500,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         The Plan authorizes the issuance of incentive stock options ("ISOs") as defined in Section 422A of the Internal Revenue Code of 1986, non-qualified stock options ("NQSOs") and together with ISOs,"Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares.

         Any ISO granted under the Plan must provide for an exercise price of 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any ISO granted to an eligible person owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The aggregate fair market value of the shares covered by the ISOs granted under the Plan that become exercisable by a Plan participant for the first time in any calendar year is subject to a $100,000 limitation. The exercise price of each NQSO is determined by the Board of Directors or a committee thereof, in its discretion, provided that the exercise price of an NQSO is not less than 75% of the fair market value of the Common Stock on the date of the grant. The Board of Directors (or committee thereof), shall determine the term of the Options; provided, however, that in no event may an Option be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant. Any option which is granted shall be vested and exercisable at such time as determined by the Board of Directors or a committee thereof.

         The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

         As of June 30, 1998 and February 19, 1999, there were options outstanding to purchase an aggregate of 3,609,200 shares and 3,717,874 shares, respectively, granted pursuant to the Plan.

Option Exercises and Holdings

         The following table sets forth information with respect to the exercise of options to purchase shares of Common Stock during the fiscal year ended June 30, 1998 to each of the Named Executive Officers, and the unexercised options held as of the end of fiscal 1998.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

                                                                            Number of
                                                                           Securities            Value of
                                                                           Underlying           Unexercised
                             Shares                                        Unexercised         In-The-Money
                            Acquired                                      Options/SARs         Options/SARs
                               On                         Value           At FY-End (#)        At FY-End ($)
                            Exercise                    Realized          Exercisable/         Exercisable/
      Name                     (#)                         ($)            Unexercisable        Unexercisable
      ----                -------------               -------------       -------------        -------------
Greg Johnson                    -                           -              726,000 / 0        $1,633,500 / $0
CEO, Treasurer and
Secretary

John Giaimo                     -                           -              475,000 / 0        $1,068,750 / $0
President and COO

Douglas Swanson                 -                           -             1,001,000 / 0       $2,252,250 / $0
Executive Vice
President

---------------------
(1) In accordance with the Securities and Exchange Commission's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purpose of this table, fair market value is deemed to be $3.72, the closing price reported on June 30, 1998.


Long-Term Incentive Plans Awards in Last Fiscal Year

                                     Number          Performance
                                    of Shares         or Other             Estimated Future Payouts Under
                                    Units or        Period Until             Non-Stock Price-Based Plans
                                  Other Rights       Maturation             Threshold            Target         Maximum
      Name                            (#)             or Payout                ($or #)           ($or #)        ($ or #)
      ----                    --------------------    ---------             ------------         -------      ----------
Greg Johnson                           --                --                     --                --              --
CEO,Treasurer
and Secretary

John Giaimo                            --                --                     --                --              --
President and COO

Douglas Swanson                        --                --                     --                --              --
Executive Vice
President

Repricing of Management Stock Options

         On January 14, 1998, the Board of Directors resolved to reprice stock options outstanding to all current employees to the closing bid price of $1.47 per share as of this date. Greg Johnson's options to purchase 726,000 shares were repriced to $1.47 per share, John Giaimo's options to purchase 475,000 shares were repriced to $1.47 per share and Doug Swanson's options to purchase 1,001,000 shares were repriced to $1.47 per share. The purpose of this repricing was to provide continued incentive to key personnel in light of reduced market prices for the Company's common stock.

                              CERTAIN TRANSACTIONS

Corporate History

         Nevada Data Systems, Inc., a predecessor of the Company ("Nevada Data"), was incorporated under the laws of the State of Nevada on October 28, 1987, and in February 1989, changed its name to NDS Software. From 1987 through 1994, Nevada Data engaged in the development and marketing of Realty 2000, a proprietary software package providing real estate customer and property database information for use by realtors. In 1994, Nevada Data introduced HomeSearch 2000, an Internet search database permitting users to identify property meeting the user's specifications. HomeSearch 2000 was the precursor to the Company's HomeSeekers/CityNetTM product.

         XRF Corporation, a predecessor of the Company ("XRF"), was organized under the laws of the State of Utah on January 31, 1983 under the name of Aurora Energy, Inc. From inception until 1989, XRF was involved in the portable x-ray fluorescent spectrometer business. During 1987 and 1988 XRF also provided engineering services and contract manufacturing operations. From 1989 until 1992 XRF sought out a different business to operate, and from 1992 until 1994, was involved in medical transcription correspondence training.

         In July 1994, Nevada Data merged with and into XRF, and changed its name to NDS Software, Inc. Prior to the time of the merger, XRF had disposed of its business operations and at the time of the merger was not engaged in revenue-producing activities.

         The Company was incorporated under the laws of the State of Nevada on September 28, 1994, as a wholly-owned subsidiary of XRF. On October 4, 1994, XRF merged with and into the Company. References in this Prospectus to the "Company", include its predecessors Nevada Data and XRF. Effective July 1, 1998, the Company changed its name to HomeSeekers.com, Incorporated.

Loans to the Company

         During fiscal 1997, the Company received a personal loan of $100,000 jointly from Mr. Greg Johnson, the Chief Executive Officer and Chairman of the Board of Directors, and Dr. John Kelly, then a Director. The funds were borrowed personally from a bank by Mr. Johnson and Dr. Kelly and advanced to the Company. The interest rate charged by the bank was variable, and averaged 10% per annum. Interest was passed on to the Company for payment. The purpose of this $100,000 loan was for working capital and the due date was January 29, 1998. This loan was paid in full on January 21, 1998.

         Subsequent to June 30, 1998, the Company borrowed a total of $535,000 from William Tomerlin, a principal shareholder of the Company. The proceeds were used as working capital, and the loan was repaid, with interest at the rate of ten percent per annum, on January 20, 1999.

         During December 1998, the Company borrowed $100,000 from Greg Johnson, Chairman of the Board and Chief Executive Officer of the Company. The proceeds were used as working capital, and the loan was repaid, with interest at the rate of ten percent per annum, on January 20, 1999.

Related Party Transactions

         The Company had outstanding at June 30, 1998 a $150,000 trade receivable from WebQuest International, Inc. ("WebQuest"), a company related by common shareholders. This receivable resulted from programming services performed by the Company for WebQuest. $129,000 of this receivable was paid off during July and August 1998.

         In January 1998 the Company licensed certain technology to WebQuest for $700,000. $508,000 of this amount was invoiced as of June 30, 1997, included in related party receivables and in deferred revenue. During the fiscal year ended June 30, 1998, the Company accepted WebQuest common stock as settlement of this $700,000 receivable. At June 30, 1998, a writedown to -0-, the estimated fair market value of this stock investment, expected to be temporary in nature, was recorded for the entire amount of $700,000. The $700,000 revenue has been included in deferred revenue as of June 30, 1998 and will be recognized when the WebQuest stock becomes marketable.

Revenues

         During the fiscal years ended June 30, 1998 and 1997, the Company received revenues from WebQuest in the amounts of $194,000 and $300,000, respectively.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of February 19, 1999 for (a) each stockholder known by the Company to be the beneficial owner of five (5%) percent or more of the Company's outstanding Common Stock, (b) each of the Company's directors, (c) each named executive officer [as defined in Item 402(a)(2) of Regulation SB], and (d) all executive officers and directors as a group. At February 19, 1999 there were 13,357,211 shares of Common Stock outstanding. Except as specifically set forth in the notes below, the table does not give effect to the issuance of up to (i) 15,000 shares in the event of conversion of outstanding convertible promissory notes, (ii) 2,387,994 shares in the event of conversion of outstanding warrants, (iii) 3,717,874 shares in the event of conversion of outstanding options, (iv) 68,862 shares upon conversion of outstanding Series A, Class A Preferred Stock, and (v) 1,514,150 shares issuable upon exercise of future options available for grant under the Company's Stock Option Plan.

  Name and Address of                     Amount and Nature of                  Percentage
  Beneficial Owner(1)                    Beneficial Ownership(2)                 of Class
  -------------------                    -----------------------                 --------
Greg Johnson(3)                                  1,196,440                        8.4%
John Giaimo(4)                                     696,374                        5.0%
Douglas Swanson(5)                               1,219,502                        8.4%
Scott Berry(6)                                      82,500                        0.6%

                                       34


Larry Ross(6)                                       15,000                        0.1%
William Tomerlin(7)                              1,577,762                       10.9%
All directors and officers
  as a group (five persons)                      3,209,816                       19.9%

----------------------
(1) Unless otherwise indicated, the address of each of the listed beneficial owners identified is 2241 Park Place, Suite E, Minden, Nevada 89423. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all the Shares beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that warrants or options that are held by such person (but not those held by any other person) and that are exercisable within 60 days have been exercised.

(3) Mr. Greg Johnson is Chairman of the Board of Directors and Chief Executive Officer of the Company. Includes options to purchase 814,012 shares. Does not include 1,626 shares underlying warrants owned by Janet Gookin and Brandon Wilson, the sister and nephew, respectively, of Mr. Johnson.

(4) Mr. John Giaimo is President, Chief Operating Officer and a Director of the Company. Includes options to purchase 567,082 shares of Common Stock and 69,492 shares owned by Melinda Giaimo, the wife of Mr. Giaimo and an employee of the Company.

(5) Mr. Douglas Swanson is Vice Chairman of the Board of Directors and Executive Vice President of the Company. Includes options to purchase 1,212,030 shares of Common Stock. Does not include 305,209 shares owned indirectly by Darin Murphy, the son-in-law of Mr. Swanson, as to which shares Mr. Swanson disclaims beneficial ownership.

(6)      Consists of options to purchase Common Stock.

(7) Mr. William Tomerlin is the former Chairman of the Board of Directors of the Company. He retired from this position in August 1996. Includes options to purchase 27,500 shares of Common Stock and warrants to purchase 100,000 shares of Common Stock.

                            DESCRIPTION OF SECURITIES

Common Stock

         Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

         Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The ByLaws of the Company require that only a majority of the issued and outstanding shares of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Class A Preferred Stock

         In December 1994, the Board of Directors of the Company issued an initial series of Class A Preferred Stock, which was denominated as "Class A, Series A Preferred Stock" (the "Series A Preferred Stock"). As of the date hereof, there are 34,431 shares of Series A Preferred Stock issued ad outstanding. The shares of Series A Preferred Stock have been assigned a value of $2.00 per share and yield cumulative dividends of 15% per year, payable in cash or, at the discretion of the Board of Directors, in Common Stock of the Company. The shares of Series A Preferred Stock are redeemable at the Company's option at $2.00 per share, plus all accrued dividends. Each share of Series A Preferred Stock is also convertible into two shares of Common Stock, at the Preferred stockholder's option. Dividends are payable at the time of conversion, but do not bear interest. The holder of each share of Series A Preferred Stock is entitled to five (5) votes per share. The Series A Preferred Stock has a liquidation preference of $2.00 per share. In January 1999, holders of 622,569 shares of Series A Preferred Stock converted such shares and accrued interest thereon into an aggregate of 1,327,933 shares of Common Stock.

Class B Preferred Stock

         The Board of Directors has authorized the issuance of up to 200,000 shares of Class B Preferred Stock, $10.00 par value, which is denominated as Class B Convertible Preferred Stock (the "Class B Preferred Stock"). As of the date hereof, no shares of Class B Preferred Stock have been issued or are outstanding. Shares of Class B Preferred Stock are entitled to dividends at the rate of 9% per annum, based upon a value of $10.00 per share, and such dividends are payable before the payment of dividends to the holders of common stock and Class A, Series A Preferred Stock. Dividends on the Class B Preferred Stock are payable in cash or in shares of the Company's common stock, as may be determined by the Company. The Class B Preferred Stock is entitled to a $10.00 per share preference over common stockholders in the event of liquidation, dissolution or winding up of the Company's affairs; however, the Class A, Series A Preferred Stock shall be senior to the Class B Preferred Stock with respect to the liquidation preference. The Company has the right to redeem the Class B Preferred Stock at a redemption price of $10.00 per share, plus accrued dividends. Commencing six months following issuance, each share of Class B Preferred Stock is convertible at the option of the Company, into five shares of common stock, provided that there is a trading market in the Class B Preferred Stock, and the closing price of the Class B Preferred Stock is at least $3.00 per share for at least 10 consecutive trading days, with an aggregate volume of not less than 20,000 shares. Holders of Class B Preferred Stock have no voting rights by reason of their ownership of Class B Preferred Stock (other than as may be conferred by applicable law).

Class C Preferred Stock

         The Board of Directors has authorized the creation of a class of Preferred Stock, $0.001 par value per share, $10.00 stated value per share, denominated as Class C $10 6% Cumulative Preferred Stock ("Class C Preferred Stock"). The Class C Preferred Stock consists of 400,000 shares, none of which have been issued or are outstanding. Dividends on the Class C Preferred Stock are payable, in arrears, at the rate of 6% per annum. Holders of Class C Preferred Stock are not entitled to voting rights. The Class C Preferred Stock is entitled to a liquidation preference of $10.00 per share, which preference is payable pari passu with the liquidation preference payable to holders of the Series A Preferred Stock and Class B Preferred Stock. Each share of Class C Preferred Stock is convertible into shares of common stock at the greater of $3.00 per share or 75% of the average closing bid price of the common stock for the five trading days prior to issuance. The Class C Preferred Stock is also automatically convertible into common stock at the closing of any future public offering of the Company's securities.

         The Company has no present intent to issue shares of Class B or C Preferred Stock, or to issue undesignated shares of Series A Preferred Stock. The future issuance of Preferred Stock could dilute the ownership of the Company by its Common Stock holders, and could be used to inhibit a hostile takeover of the Company.

Shares Eligible for Future Sale

         As of February 19, 1999, there were 13,357,211 shares of Common Stock issued and outstanding. Of such shares, 6,481,912 shares comprise the public float and 5,043,288 shares are being registered for sale pursuant to this Prospectus. The balance of 1,832,011 shares are "restricted securities which may be sold in compliance with Rule 144. In general, Rule 144 permits a shareholder of the Company who has beneficially owned restricted shares of Common Stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding the greater of one percent of the then outstanding shares of Common Stock or, generally, the average weekly trading volume during the four calendar weeks preceding the sale, assuming compliance by the Company with certain reporting requirements of Rule 144. Furthermore, if such shares are held for at least two years by a person not affiliated with the Company (in general, a person who is not an executive officer, director or principal shareholder of the Company during the three month period prior to resale), such restricted shares can be sold without any volume limitation. Notwithstanding the foregoing, the Company's officers, directors and principal shareholders (other than William Tomerlin) have agreed not to sell any of their shares for one year following the effective date of the Registration Statement of which this Prospectus forms a part, without the prior written consent of the placement agents of the Company's recently completed private placement.

         The Company also intends to file a Form S-8 registration statement under the Act to register the Common Stock issuable upon exercise of options granted by the Company. The Company has granted options to purchase 3,917,874 shares, which are currently available for exercise. The sale of any such registered shares by officers, directors and principal shareholders of the Company will be subject to the restrictions described in the preceding paragraph.

         The public sale of shares, under Rule 144 or pursuant to the Registration Statement, can be expected to have a depressive effect on the market price of the Company's Common Stock.

Transfer Agent and Registrar

         The transfer agent and registrar for the securities of the Company is Atlas Stock Transfer Company, 5899 South State Street, Salt Lake City, Utah 84107, telephone number (801) 266-7151.

Reports to Securityholders

         The Company intends to furnish to its stockholders, annual reports containing audited financial statements. The Company may disseminate such other unaudited interim reports to its securityholders as it deems appropriate.


                             SELLING SECURITYHOLDERS

         The following table set forth the name of each Selling Securityholder, the number or shares of Common Stock beneficially owned by such Selling Securityholder as of the date of this Prospectus, giving proforma effect to the exercise of the Selling Securityholders' warrants and options into shares of Common Stock as described below, and the number of shares being offered by each Selling Securityholder. Except as otherwise noted below, during the past three years no Selling Securityholder has been an officer, director or affiliates of the Company, nor has any Selling Securityholder had any material relationship with the Company during such period. The shares of Common Stock being offered hereby are being registered to permit public secondary trading, and the Selling Securityholders may offer all or part of the shares for resale from time to time. However, such Selling Securityholders are under no obligation to either
(a) exercise the Selling Securityholders' options and/or warrants, as the case may be, or (b) if exercised, to sell all or any portion of such shares of Common Stock immediately under this Prospectus. Because the Selling Securityholders may sell all or a portion of their shares of Common Stock, no estimate can be given as to the number of shares of Common Stock that will be held by any Selling Securityholder upon termination of this offering. Accordingly, the following table assumes (i) the exercise of the Selling Securityholders' warrants and options, and (ii) the sale of all shares of Common Stock by the Selling Securityholders immediately following the date of this Prospectus. All expenses of the registration of the Common Stock on behalf of the Selling Securityholder are being borne by the Company; however, the Company will receive none of the proceeds of this offering.

                                                                 Shares Owned         Shares Available      Shares      Percent of
                                                                 Prior to this          Pursuant to       Owned after     Class
Selling Securityholder                                             Offering           this Prospectus      Offering   after Offering
----------------------                                             --------           ---------------      --------   --------------
Stephen D. Baksa                                                      163,168               163,168                  -       A
Neil G. Berkman Associates                                             25,000                25,000                  -       A
Medford Bragg                                                          64,334                64,334                  -       A
Ken Burns                                                               8,250                 8,250                  -       A
Scott Coffee                                                            8,000                 8,000                  -       A
Cogent Alliance, Inc.                                                 137,500               137,500                  -       A
Covenant Partners, L.P.                                                27,500                27,500                  -       A
Richard A. Fear                                                        13,260                12,500                760       A
William B. Fretz                                                       21,125                21,125                  -       A
William B. Fretz Jr. Irrv Trust FBO Christopher Bradlay Fretz
     Dated 6-26-98                                                     10,000                10,000                  -       A
William B. Fretz Jr. Irrv Trust FBO Heather Nicole Fretz
     Dated 6-26-98                                                      5,000                 5,000                  -       A
Hemlock Investments                                                    47,300                47,300                  -       A
Lancaster Investment Partners                                         155,000               155,000                  -       A
McCalla Family Revocable Trust                                         24,000                24,000                  -       A
Terry Pullan                                                           50,000                50,000                  -       A
Paula Peterson Runnells                                                 8,250                 8,250                  -       A
Duane R. South & Genevieve A South                                     27,500                27,500                  -       A
Specialties Enterprises, LLC                                          187,500                95,267             92,233       A
Specialty Enterprises Corporation                                      66,275                66,275                  -       A
The Vernon Corporation                                                137,500               137,500                  -       A

                                       38

Topaz Limited                                                          50,000                50,000                  -       A
Conrad VonBibra FBO Edith VonBibra                                     38,467                37,500                967       A
Conrad VonBibra TTEE Edith Von Bibra Trust                             38,203                37,500                703       A
Conrad VonBibra                                                        51,114                50,000              1,114       A
Walker Foundation                                                      51,989                50,000              1,989       A
Robert Patrick White                                                   12,623                12,500                123       A
Alexander Hyzer                                                        12,732                12,500                232       A
Charles Schwab & Co. Inc. F/B/O Morgan Trust                                                                         -       A
     U/A 1/4/88, Tom Morgan TTEE                                       12,500                12,500                          A
Bradley N. Rotter Self Employed Pension Plan & Trust                  333,333               333,333                  -       A
Fourteen Hill Capital, L.P.                                           166,667               166,667                  -       A
J. Steven Emerson Ira II Bear Stearns, Trustee                        150,000               150,000                  -       A
Anvil Investment Associates, L.P.                                     150,000               150,000                  -       A
Zeke, L.P.                                                            100,000               100,000                  -       A
Worthington Growth, L.P.                                              100,000               100,000                  -       A
Joseph K. Rensin                                                      100,000               100,000                  -       A
Losty Capital Management                                              200,000               200,000                  -       A
Circle T Partners, L.P.                                               100,000               100,000                  -       A
American High Growth Equities Retirement Trust                        100,000               100,000                  -       A
Jeffrey Thorp                                                         100,000               100,000                  -       A
Howard P. Milstein                                                    100,000               100,000                  -       A
Porter Partners, L.P.                                                  80,000                80,000                  -       A
Penn Footwear                                                          80,000                80,000                  -       A
Cerberos Partners, L.P.                                                75,000                75,000                  -       A
Express Marine, Inc.                                                   50,000                50,000                  -       A
Circle T International, Ltd                                            50,000                50,000                  -       A
Davos Partners, L.P.                                                   50,000                50,000                  -       A
Craddock Asset Mgmt, Inc.                                              50,000                50,000                  -       A
Vitaloon, Inc.                                                         49,988                49,988                  -       A
David Stone                                                            40,000                40,000                  -       A
Richard B. Stone                                                       40,000                40,000                  -       A
Steven M. Oliveira                                                     40,000                40,000                  -       A
Ram-Potti                                                              33,400                33,400                  -       A
Triple Equity Investments Ltd                                          33,333                33,333                  -       A
Emmet M. Murphy                                                        33,333                33,333                  -       A
Radix Associates                                                       25,000                25,000                  -       A
Antoine J. Tristani                                                    25,000                25,000                  -       A
Scott R. McQueen                                                       25,000                25,000                  -       A
Jonathan Brooks                                                        25,000                25,000                  -       A
Willis Financial Planning Services, Inc. Profit Sharing Plan           22,667                22,667                  -       A
     D. Vernon Willis TTEE                                                                        -                          A
EDJ Limited                                                            20,000                20,000                  -       A
Marc Lasry                                                             20,000                20,000                  -       A
Stephen R. Miraglia Trust V/A 5/28/87                                  17,000                17,000                  -       A
Michael C. Stead                                                       17,000                17,000                  -       A
Gary V. Vanier & Barbara D. Vanier Ttees For The Trust Dated
     June 30, 1992                                                     17,000                17,000                  -       A
William Jeffrey III                                                    16,667                16,667                  -       A
John J. Harrison                                                       16,667                16,667                  -       A
Jerry Heymann                                                          16,000                16,000                  -       A
Avi Nechemia                                                           20,000                20,000                  -       A
David S. Callan, IRA                                                   15,000                15,000                  -       A
Kenneth Marinai                                                        14,167                14,167                  -       A
The Blake Miraglia Revocable Living Trust                              11,333                11,333                  -       A
James Robert Phillips & Meredith Coleman Phillips Revocable Trust
     Dated 8/23/93                                                     10,000                10,000                  -       A
Harry Mittleman Revocable Family Trust                                 10,000                10,000                  -       A
McElroy Ebd Trust, Edith Bogart Dagley, Trustee                        10,000                10,000                  -       A
Jeffrey H. Porter                                                      10,000                10,000                  -       A
Kevin Schweitzer                                                       10,000                10,000                  -       A
Laurence D. Keller                                                     10,000                10,000                  -       A
Robert H. Getz                                                          8,333                 8,333                  -       A
Evan S. Malik                                                          10,000                10,000                  -       A
Robert A. Steininger                                                    9,000                 9,000                  -       A
Christopher Allen                                                       7,000                 7,000                  -       A
Keith Fretz                                                             7,000                 7,000                  -       A
G. Mason Delafield                                                      6,667                 6,667                  -       A
Jeffrey Steingarten                                                     6,667                 6,667                  -       A
Attilio & Ida C. Miraglia Rev Trust Dated 7/31/95, Attilio
     Miraglia, TTEE                                                     5,667                 5,667                  -       A
Ehud Nahum                                                              5,000                 5,000                  -       A
Constance Fretz                                                         5,000                 5,000                  -       A
Justin Tang                                                             5,000                 5,000                  -       A
George H. Getz                                                          4,000                 4,000                  -       A
Stoddard M. Oliver                                                      3,333                 3,333                  -       A
Cecelia A. Miraglia Trust Dtd 10/1/86, Cecelia A. Miraglia,
     Trustee                                                            6,000                 6,000                  -       A

                                       39

Robert R. Kesner                                                        3,000                 3,000                  -       A
Keith A. Donmoyer, IRA                                                  2,000                 2,000                  -       A
Chad Miraglia                                                           1,133                 1,133                  -       A
Laura & Ken Maranai                                                     1,133                 1,133                  -       A
The Kaufman Fund, Inc.                                                500,000               500,000                  -       A
Austost Anstalt Schaan                                                100,000               100,000                  -       A
Balmore Funds S.A.                                                    100,000               100,000                  -       A
Gross Foundation, Inc.                                                 50,000                50,000                  -       A
C. B. Equities Retirement Trust                                        50,000                50,000                  -       A
Eli Jacobson                                                           27,334                27,334                  -       A
H. Leland Getz                                                         25,000                25,000                  -       A
Rutgers Casualty Insurance Company                                     20,000                20,000                  -       A
Kentucky National Insurance Company                                    20,000                20,000                  -       A
Nachum Stein                                                           10,000                10,000                  -       A
Mike Wilkins & Sheila Duignan                                           8,334                 8,334                  -       A
Theodore B. Smith III                                                   5,000                 5,000                  -       A
Michail Shapiro                                                         5,000                 5,000                  -       A
Carroll Weinberg, M.D.                                                  5,000                 5,000                  -       A
Charlotte C. Weinberg                                                   5,000                 5,000                  -       A
Robert H. Getz                                                          6,666                 6,666                  -       A
Steven E. Slawson                                                      10,000                10,000                  -       A
James E. Schwalbe                                                       1,500                 1,500                  -       A
David S. Callan                                                         6,400                 6,400                  -       A
LKS Corporation                                                       120,000               120,000                  -       A
Alan Swerdloff                                                          2,000                 2,000                  -       A
Richard Stone                                                          20,626                20,626                  -       A
Nathan Low                                                             39,390                39,390                  -       A
Armand Group                                                          300,000               300,000                  -       A
Robert Ahnert                                                          12,925                12,500                425       A
Mihajlo Basic                                                          26,364                25,000              1,364       A
Renato Bautista                                                        53,431                50,000              3,431       A
Charles Billings                                                        6,742                 6,250                492       A
Beverly Brown                                                           5,000                 5,000                  -       A
David Cohen                                                             6,694                 6,250                444       A
Darrell Crisp                                                           9,500                 9,500                  -       A
Eric Crisp                                                              1,000                 1,000                  -       A
Laurie Crisp                                                            1,539                 1,500                 39       A
Michael Crockett                                                       25,518                25,000                518       A
Donald Epstein                                                          6,353                 6,250                103       A
Stephen Fish                                                            5,000                 5,000                  -       A
H.M. Furbee                                                             4,146                 2,000              2,146       A
Stephen Gardner                                                        12,500                12,500                  -       A
Ralph Garman                                                            6,789                 6,250                539       A
Janet Gookin                                                            1,626                 1,626                  -       A
Ronald Hadman                                                          26,689                22,500              4,189       A
Ray Harbert                                                            10,350                10,000                350       A
JBR Investments                                                        18,750                18,750                  -       A
Nathan Jenkins                                                         17,549                16,500              1,049       A
Stephen Kapit                                                          13,181                12,500                681       A
Michael Kellis                                                         10,000                10,000                  -       A
Thomas B. Lamb                                                        100,000               100,000                  -       A
Randall Lazar                                                           5,000                 5,000                  -       A
John Leikensohn                                                        25,000                 5,000             20,000       A
Sam Maywood                                                            10,714                10,000                714       A
Jeff Neil                                                               6,250                 6,250                  -       A
Larry Peterson                                                         13,173                12,500                673       A
Gary Quaintance                                                        12,500                12,500                  -       A
Quantum                                                                 6,591                 6,250                341       A
Donald Rowe                                                            33,216                15,624             17,592       A
Brian Salonen                                                           6,250                 6,250                  -       A
Seascape                                                               52,139                48,500              3,639       A
Brenda Sensenig                                                         7,500                 7,500                  -       A
Al Shankle                                                             26,906                25,000              1,906       A
Ruth Swanson                                                           20,170                10,000             10,170       A
Anthony Vivino                                                         25,000                25,000                  -       A
David Wood                                                              8,930                 8,500                430       A
Marvin Zayon                                                            6,354                 6,250                104       A
Michael Allard                                                         13,304                12,500                804       A

                                       40

Leonard Bokert                                                         12,500                12,500                  -       A
Richard Bolton                                                         26,672                25,000              1,672       A
Vasant Chheda                                                          25,000                25,000                  -       A
Clearwater Ventures LL                                                 26,714                25,000              1,714       A
Gregory Costly                                                          6,043                 3,000              3,043       A
John Crary                                                             12,564                12,500                 64       A
Richard Fear                                                           12,500                12,500                  -       A
Griffin Partners                                                       25,000                25,000                  -       A
Karen Knadler                                                          12,500                12,500                  -       A
Keith Knadler                                                          12,500                12,500                  -       A
Harry Kouveliotes                                                      12,500                12,500                  -       A
Ross MacCarty                                                          12,500                12,500                  -       A
Tom Morgan                                                             12,500                12,500                  -       A
Darin Murphy                                                           25,000                25,000                  -       A
Robert Poh                                                             25,219                12,500             12,719       A
Dennis Riordon                                                         12,500                12,500                  -       A
Brian Salerno                                                          13,040                12,500                540       A
Robert White                                                           12,500                12,500                  -       A
Jackson Spears                                                        115,000                95,000             20,000       A
Fourteen Hill Capital, LP                                             119,000               119,000                  -       A
KPF, Inc.                                                              29,000                29,000                  -       A
William Tomerlin(B)                                                 1,450,263               127,500          1,322,763     8.1%
VenBanc, Inc.                                                          27,780                27,780                  -       A
E. Andrew Sensenig                                                     41,420                41,420                  -       A
E. Andrew Sensenig, custodian for Kathryn Rae Sensenig                  2,500                 2,500                  -       A
E. Andrew Sensenig, custodian for Margaret Louise Sensenig              2,500                 2,500                  -       A
Leah Alperin                                                           30,000                30,000                  -       A
Carol Dinner                                                           15,000                15,000                  -       A
Boenning & Scattergood, Inc.                                           75,000                75,000                  -       A
Gregory J. Berlacher                                                   23,795                23,795                  -       A
Robert A. Berlacher                                                    15,054                15,054                  -       A
Daniel C. Gardner                                                      15,470                15,470                  -       A
Ronald S. Spangler                                                     12,556                12,556                  -       A
Richard Johnson                                                         1,000                 1,000                  -       A
Robert A. Powers                                                        1,000                 1,000                  -       A
Andrea Chirieleison                                                       500                   500                  -       A
Alan Swerdloff                                                          4,668                 4,668                  -       A
John Gallagher                                                         29,263                29,263                  -       A
Preston Tsao                                                            6,209                 6,209                  -       A
Marc Seelenfreund                                                       9,965                 9,965                  -       A
Derek Caldwell                                                          1,046                 1,046                  -       A
Richard Stone                                                          20,908                20,908                  -       A
Paul Scharfer                                                           6,691                 6,691                  -       A
Nathan Low Roth IRA                                                    71,250                71,250                  -       A
Dr. Jack Kelly(C)                                                     656,347               316,500            339,847     2.1%
Bill Bradley                                                           73,500                73,500                  -       A
Brian Donnelly                                                         52,400                25,000             27,400       A
Leah Alperin                                                            3,000                 3,000                  -       A
Grant Wood                                                            120,000               120,000                  -       A
Rus Bergeron                                                            4,000                 4,000                  -       A
KPF, Inc.                                                              42,500                42,500                  -       A
Ocean Shores Ventures                                                  10,000                10,000                  -       A


Grand Total    Total                                                9,822,808             7,922,782

A) Less than one percent.

B) Mr. Tomerlin is a principal shareholder and former director of the Company.

c) Mr. Kelly was a director of the Company until May 1998.

The information contained in the foregoing table is derived from the books and records of the Company, as well as from the Company's transfer agent. Of the 7,922,782 shares being offered by Selling Securityholders, 2,879,494 shares are issuable upon the exercise of outstanding options and warrants.

Plan of Distribution

         The sale of the Common Stock by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders). Alternatively, the Selling Securityholders may from time to time offer such securities through dealers or agents. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to more or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales or securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, including without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principals to facilitated the transaction; (b) purchasers by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions which the broker solicit purchases, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commission received may be deemed underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of a Selling Securityholder, to the extend required, a Prospectus will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares of Common Stock purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have informed the Selling Securityholders that the anti-manipulative rules under the Exchange Act, including Regulation M thereunder, may apply to their sales in the market and has furnished each of the Selling Securityholders with a copy of these rules. We have also informed the Selling Securityholders of the need for delivery of copies of this Prospectus in connection with any sale of securities registered hereunder.

         Sales of securities by us and the Selling Securityholders or even the potential of such sales would likely have an adverse effect on the market price of the shares of Common Stock offered hereby.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida.

                                     EXPERTS

         The financial statements of the Company appearing in this Prospectus have been audited by Albright, Persing & Associates, Limited, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                TABLE OF CONTENTS



Report of Independent Certified Public Accountants                      F-1

Consolidated Balance Sheets at June 30, 1998 and 1997                F-2  - F-3

Consolidated Statements of Operations for the Years Ended
         June 30, 1998 and 1997                                      F-4  - F-5

Consolidated Statements of Stockholders' Deficit for the
         Years Ended June 30, 1998 and 1997                          F-6  - F-7

Consolidated Statements of Cash Flows for the Years Ended
         June 30, 1998 and 1997                                      F-8  - F-10

Notes to Consolidated Financial Statements                           F-11 - F-33

Consolidated Condensed Balance Sheets at December 31, 1998
         and June 30, 1998                                           F-34 - F-35

Consolidated Condensed Statements of Operations for the
Three and Six Months Ended December 31, 1998 and 1997                   F-36

Consolidated Statements of Cash Flows for the Six Months
         Ended December 31, 1998 and 1997                            F-37 - F-38

Notes to Consolidated Condensed Financial Statements                 F-39 - F-40

                      Albright, Persing & Associates, Ltd.

                          CERTIFIED PUBLIC ACCOUNTANTS
                          1025 Ridgeview Dr., Suite 300
                               Reno, Nevada 89509



                Report of Independent Certified Public Accountant


To the Board of Directors and Stockholders
HomeSeekers.com, Inc. (formerly NDS Software, Inc.)

         We have audited the accompanying consolidated balance sheets of HomeSeekers.com, Inc. (formerly NDS Software, Inc.) (a Nevada Corporation) as of June 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted audit standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HomeSeekers.com, Inc. (formerly NDS Software, Inc.) as of June 30, 1998 and 1997, and the consolidated results of its operations and its consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company's ability to generate sufficient cash flows to meets its obligations and sustain its operations, either through future revenues and/or additional debt or equity financing, cannot be determined at this time. These uncertainties raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Albright, Persing & Associates, Ltd.

Reno, Nevada
September 24, 1998

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1998 AND 1997
            (See Report of Independent Certified Public Accountants)

                                                                                1998                    1997
                                                                        ---------------         ---------------
                                     ASSETS

Current Assets
     Cash                                                                   $   198,410             $    32,222
     Accounts receivable, net of allowance for uncollectible
         accounts of $4,413 in 1998 and 1997                                     54,883                  58,357
     Accounts receivable, related parties                                       193,289                  41,469
     Inventories                                                                 16,712                   2,951
     Prepaid expenses                                                            13,120                       -
     Investments, related party stock, net of valuation
         allowance of $700,000 in 1998 and -0- in 1997                                -                       -
                                                                        ---------------         ---------------
         Total Current Assets                                                   476,414                 134,999

Investments in marketable securities                                                  -                 477,225
Investments in LLCs                                                             450,687                       -
Account receivable, long-term - related party                                         -                 484,197
Property and equipment, net                                                     490,575                 433,711
Goodwill, net of accumulated amortization of $317,701
     in 1998 and $148,797 in 1997                                               361,359                 488,899
Other assets                                                                    119,458                  35,640
                                                                        ---------------         ---------------
         Total Assets                                                       $ 1,898,493             $ 2,054,671
                                                                        ===============         ===============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
     Accounts payable                                                       $   323,918             $   403,128
     Accrued liabilities                                                        292,970                 491,893
     Current portion of capital lease obligations                                     -                  16,799
     Notes payable                                                               29,698                 150,616
     Notes payable - related parties                                             31,595                 157,103
     Deferred revenue                                                         1,147,654               1,213,744
                                                                        ---------------         ---------------
         Total Current Liabilities                                            1,825,835               2,433,283
                                                                        ---------------         ---------------

   The accompanying notes are an integral part of these financial statements.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1998 AND 1997
            (See Report of Independent Certified Public Accountants)

                                                                                1998                    1997
                                                                        ---------------         ---------------
Long-Term Liabilities
     Convertible Debt                                                           140,000               2,056,000
                                                                        ---------------         ---------------

Stockholders' Deficit
     Series A convertible preferred stock, $0.001 par value, 5,000,000 shares authorized; 692,000 shares and 662,500 issued and outstanding at
         June 30, 1998 and 1997, respectively                                       692                     663
     Series B convertible preferred stock, $10.00 par
         value, 200,000 shares authorized; 0 shares and
         13,000 shares issued and outstanding at June
         30, 1998 and 1997, respectively                                              -                 130,000
     Series C convertible preferred stock, $10.00 par
         value, 400,000 shares authorized; 0 shares
         issued and outstanding at June 30, 1998
         and 1997, respectively                                                       -                       -
     Common stock; $.001 par value, 50,000,000 shares
         authorized; 7,460,703 shares and 4,605,815
         shares issued and outstanding at June 30, 1998
         and 1997, respectively                                                   7,461                   4,606
     Additional paid in capital                                              11,112,776               5,334,895
     Dividends on Series A convertible preferred stock                         (118,725)
     Accumulated deficit                                                    (10,369,546)             (7,574,001)
     Unrealized loss on securities                                             (700,000)               (330,775)
                                                                        ---------------         ---------------
         Total Stockholders' Deficit                                           ( 67,342)             (2,434,612)
                                                                        ---------------         ---------------

         Total Liabilities and Stockholders'
              Deficit                                                     $   1,898,493             $ 2,054,671
                                                                        ===============         ===============

   The accompanying notes are an integral part of these financial statements.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
            (See Report of Independent Certified Public Accountants)

                                                                               1998                     1997
                                                                          -------------            ------------
Revenues:
     Prospect Sales                                                         $   508,675             $   500,000
     Web Page Sales                                                             475,936                 194,129
     Advertising Sales                                                          223,154                 263,156
     Programming, Support and License Sales (1)                                 283,664                 562,684
     Book and Publishing Sales                                                  103,605                       -
     Other                                                                       71,536                  69,689
                                                                           ------------           -------------
         Total Revenues                                                       1,666,570               1,589,658

Cost of Sales                                                                   338,415                 223,624
                                                                           ------------           -------------

     Gross Profit                                                             1,328,155               1,366,034

Operating Expenses                                                            3,984,875               3,221,233
                                                                           ------------           -------------

Net Loss from Operations                                                     (2,656,720)             (1,855,199)

Other Income (Expense)
     Interest expense                                                          (116,084)               (290,331)
     Loss on sale of marketable securities                                      (63,125)                      -
     Other                                                                       (6,366)                 23,624
                                                                           ------------           -------------

Loss Before Provision for Income Taxes                                       (2,842,295)             (2,121,906)
Provisions for Income Taxes                                                           -                       -
                                                                           ------------           -------------

Net Loss Before Extraordinary Item                                           (2,842,295)             (2,121,906)

Extraordinary Item-gain on Extinguishment
     of Debt (Net of Income Tax of $0)                                           46,750                       -
                                                                           ------------           -------------

     Net Loss                                                              $ (2,795,545)           $ (2,121,906)
                                                                           ============           =============

(1) Programing, Support and License Sales include net sales to related parties of $215,297 and $300,000 for fiscal years 1998 and 1997, respectively.

   The accompanying notes are an integral part of these financial statements.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
            (See Report of Independent Certified Public Accountants)



                                                                              1998                     1997
                                                                       ----------------        ----------------
Basic and Diluted Loss per Share Before
     Extraordinary Gain                                                $           (.51)       $          (0.53)

Extraordinary Gain on Liabilities Subject
     to Compromise                                                                  .01                       -
                                                                       ----------------        ----------------

     Basic and Diluted Net Loss per Common Share                       $           (.50)       $          (0.53)
                                                                       ================        ================

     Shares Used in Computing Basic and Diluted
         Share Data                                                           6,048,471               4,361,744
                                                                       ================        ================


   The accompanying notes are an integral part of these financial statements.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
            (See Report of Independent Certified Public Accountants)


                                        Series A                Series B
                                     Preferred Stock          Preferred Stock        Common Stock          Additional   Receivable
                                   -------------------     ------------------    ---------------------      Paid In        From
                                   Shares       Amount     Shares      Amount    Shares         Amount      Capital     Stockholder
                                   ------       ------     ------      ------    ------         ------    -----------   -----------
Balance at June 30, 1996           662,500  $     663      13,000  $ 130,000   4,258,723      $ 4,258    $4,510,078    $ (500,000)

Issuance of common stock
  to vendors for payment of
  goods/services                         -          -          -          -      124,592          125       387,539             -
Issuance of common stock
  through a private placement
  offering                               -          -          -          -      200,000          200       362,300       500,000
Issuance of common stock for
   stock options exercised               -          -          -          -       10,000           10        19,990             -
Conversion of debt and accrued
   interest to common stock              -          -          -          -       12,500           13        54,988             -
Unrealized loss on securities            -          -          -          -            -            -             -             -
Net loss                                 -          -          -          -            -            -             -             -
                                ----------  ---------   --------   --------    ---------   ----------     ---------    ----------

Balance at June 30, 1997           662,500        663     13,000    130,000    4,605,815        4,606     5,334,895             -

Issuance of preferred Series A
   stock for cash                  134,500        134          -          -            -            -       268,866             -
Issuance of preferred Series A
   stock in exchange for debt
   payoff                           45,000         45         -           -            -            -        90,774             -
Conversion of preferred Series A
   stock for common stock         (150,000)      (150)         -          -      300,000          300          (150)            -
Exchange of preferred Series B
   stock for common stock                -          -    (13,000)  (130,000)      35,000           35       129,965             -
Issuance of common stock to
   vendors and employees for
   goods and services                    -          -          -          -       38,512           38       131,930             -
Issuance of common stock for
   preferred Series A dividends          -          -          -          -       59,363           59       118,666             -


(RESTUBBED TABLE)
                                  Dividends on
                                              Unrealized                   Series A
                                                Loss on    Accumulated    Preferred
                                              Securities     Deficit        Stock        Total
                                             -----------   -----------  -------------    -----


Balance at June 30, 1996                      $        -    $(5,452,095)   $       -   $(1,307,096)

Issuance of common stock
  to vendors for payment of
  goods/services                                       -              -            -       387,664
Issuance of common stock
  through a private placement
  offering                                             -              -            -       862,500
Issuance of common stock for
   stock options exercised                             -              -            -        20,000
Conversion of debt and accrued
   interest to common stock                            -              -            -        55,001
Unrealized loss on securities                   (330,775)             -            -      (330,775)
Net loss                                               -     (2,121,906)           -    (2,121,906)
                                             -----------   ------------     --------   -----------

Balance at June 30, 1997                        (330,775)    (7,574,001)           -    (2,434,612)

Issuance of preferred Series A
   stock for cash                                      -              -            -       269,000
Issuance of preferred Series A
   stock in exchange for debt
   payoff                                              -              -            -        90,819
Conversion of preferred Series A
   stock for common stock                              -              -            -             -
Exchange of preferred Series B
   stock for common stock                              -              -            -             -
Issuance of common stock to
   vendors and employees for
   goods and services                                  -              -            -       131,968
Issuance of common stock for
   preferred Series A dividends                        -              -     (118,725)            -




   The accompanying notes are an integral part of these financial statements.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
            (See Report of Independent Certified Public Accountants)


                                        Series A                Series B
                                     Preferred Stock          Preferred Stock        Common Stock          Additional   Receivable
                                   -------------------     ------------------    ---------------------      Paid In        From
                                   Shares       Amount     Shares      Amount    Shares         Amount      Capital     Stockholder
                                   ------       ------     ------      ------    ------         ------    -----------   -----------
Issuance of common stock for
   capital contribution to LLC            -          -          -          -      300,000         300       449,700           -
Issuance of common stock for
   stock options exercised                -          -          -          -      141,100         141       366,359           -
Issuance of common stock for
   warrants exercised                     -          -          -          -       29,507          30        62,470           -
Issuance of common stock for cash         -          -          -          -      930,501         931     2,060,069           -
Issuance of common stock for
   interest due on notes payable          -          -          -          -       37,905          38       129,215           -
Issuance of common stock in exchange
   for debt payoff                        -          -          -          -       25,000          25        49,975           -
Conversion of outstanding debt to
   common stock                           -          -          -          -      958,000         958     1,915,042           -
Sale of warrants                          -          -          -          -            -           -         5,000           -
Reversal of prior year unrealized
   loss on securities                     -          -          -          -            -           -             -           -
Unrealized loss on securities             -          -          -          -            -           -             -           -
Net loss                                  -          -          -          -            -           -             -           -
                                 ----------   --------    -------   --------    ---------     -------   -----------     -------

Balance at June 30, 1998            692,000   $    692          -   $      -    7,460,703     $ 7,461   $11,112,776     $     -
                                 ==========   ========    =======   ========    =========     =======   ===========     =======


(RESTUBBED TABLE)

                                  Dividends on
                                           Unrealized                   Series A
                                             Loss on    Accumulated    Preferred
                                           Securities     Deficit        Stock        Total
                                          -----------   -----------  -------------    -----

Issuance of common stock for
   capital contribution to LLC                   -              -            -      450,000
Issuance of common stock for
   stock options exercised                       -              -            -      366,500
Issuance of common stock for
   warrants exercised                            -              -            -       62,500
Issuance of common stock for cash                -              -            -    2,061,000
Issuance of common stock for
   interest due on notes payable                 -              -            -      129,253
Issuance of common stock in exchange
   for debt payoff                               -              -            -       50,000
Conversion of outstanding debt to
   common stock                                  -              -            -    1,916,000
Sale of warrants                                 -              -            -        5,000
Reversal of prior year unrealized
   loss on securities                      330,775              -            -      330,775
Unrealized loss on securities             (700,000)             -            -     (700,000)
Net loss                                         -     (2,795,545)           -   (2,795,545)
                                         ---------   ------------   ----------   ----------

Balance at June 30, 1998                 $(700,000)  $(10,369,546)  $ (118,725)  $  (67,342)
                                         =========   ============   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
            (See Report of Independent Certified Public Accountants)

                                                                                1998                    1997
                                                                            -----------              ----------
Cash Flows From Operating Activities
     Net Loss                                                              $ (2,795,545)            $(2,121,906)
                                                                           ------------            ------------
     Adjustments to reconcile net loss to net cash
         used in operating activities
              Depreciation and amortization                                     332,689                 263,923
              Allocated loss on investments                                        (687)                      -
              Loss on sale of securities                                         63,125                       -
              Gain on sale of fixed assets                                         (300)                      -
              Common stock issued for goods and services                          9,710                 287,665
              Common stock issued for employee compensation                      58,800                       -
              Common stock issued for interest                                   51,986                       -
              Common stock received in exchange for services                          -                (298,000)
              Preferred stock issued for interest                                 3,111                       -
              Changes in assets and liabilities net of effect from
                  purchase of FOCUS
                     Trade receivables                                          (70,266)               (527,754)
                     Inventories                                                (12,391)                 27,267
                     Prepaid expenses                                            (9,720)                 48,483
                     Accounts payable                                           (17,337)                 76,658
                     Accrued liabilities                                       (171,656)                194,625
                     Deferred revenue                                          (357,757)                518,109
                                                                           ------------            ------------
                        Net adjustments                                        (120,693)                590,976
                                                                           ------------            ------------
                           Net Cash Used in Operating Activities             (2,916,238)             (1,530,930)
                                                                           ------------            ------------

Cash Flows From Investing Activities
     Purchase of property and equipment                                        (212,562)               (138,915)
     Net cash received on purchase of FOCUS                                       2,134                       -
     Proceeds from securities sales                                             744,875                       -
     Proceeds from fixed asset sales                                                300                       -
     Deposit on Opticom Corporation purchase                                   (100,000)                      -
     Net change in other assets                                                   9,196                 (16,556)
                                                                           ------------            ------------
                           Net Cash Provided (Used) in
                               Investing Activities                             443,943                (155,471)
                                                                           ------------            ------------

Cash Flows From Financing Activities
     Proceeds from convertible debt                                                   -                 619,252
     Principal payments on capital lease obligations                            (16,799)                (23,116)
     Proceeds from notes payable - related parties                              118,000                 130,000
     Payments on notes payable - related parties                               (193,508)               (191,700)
     Proceeds from notes payable                                                250,000                 200,000
     Payments on notes payable                                                 (283,210)                (94,082)
     Net proceeds from sale of common stock                                   2,490,000                 912,500
     Net proceeds from sale of preferred stock                                  269,000                       -
     Net proceeds from sale of warrants                                           5,000                       -
                                                                           ------------            ------------
                           Net Cash Provided by Financing Activities          2,638,483               1,552,854
                                                                           ------------            ------------

Net (Decrease) Increase in Cash                                                 166,188                (133,547)

Cash at Beginning of Year                                                        32,222                 165,769
                                                                           ------------            ------------

Cash at End of Year                                                        $    198,410            $     32,222
                                                                           ============            ============


   The accompanying notes are an integral part of these financial statements.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
            (See Report of Independent Certified Public Accountants)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                   1998              1997
                                              ------------       -----------

     Cash paid for interest                    $   150,864       $    71,898
                                              ============       ===========

     Cash paid for income taxes                $       855       $         -
                                              ============       ===========


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

1998
----

During the year ended June 30, 1998, 150,000 shares of Preferred A stock were converted into 300,000 shares of common stock, and 45,000 shares of Preferred A stock were issued in exchange for satisfaction of a note payable.

During the year ended June 30, 1998, 59,363 shares of common stock were issued for payment of Preferred A stock dividends.

Accounts payable in the amount of $63,458 were satisfied by the issuance of 18,237 shares of common stock.

A capital contribution was made to a joint venture LLC by issuing 300,000 shares of the Company's common stock.

A note payable in the amount of $50,000 was satisfied by the issuance of 25,000 shares of the Company's common stock.

Accrued interest in the amount of $77,267 was satisfied by the issuance of 22,659 shares of the Company's common stock.

During the year ended June 30, 1998, $1,916,000 of debt was converted into 958,000 shares of the Company's common stock.



   The accompanying notes are an integral part of these financial statements.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
            (See Report of Independent Certified Public Accountants)


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
ACTIVITIES: - Continued

1998 - Continued
----

The Company reversed the allowance on marketable securities recorded in the prior year in the amount of $330,775 to reflect current market value prior to their sale. In addition, the Company established a valuation allowance of $700,000 for certain marketable securities during the current fiscal year due to the inability to establish a market value of the securities.

The Company deferred certain revenues in the amount of $291,667 during the current fiscal year due to collectibility issues.


1997
----

During 1997, the Company canceled the issuance of 250,000 shares of common stock when a certificate of deposit in the amount of $500,000 received by the Company for the stock purchase became uncollectible (Note 10).

During 1997, the Company issued 12,500 shares of common stock in redemption of a convertible debt note in the amount of $25,000.

During 1997, the Company wrote down certain securities classified as available-for-sale in the amount of $330,775.

During 1997, the Company issued 124,592 shares of common stock in exchange for goods and services.


   The accompanying notes are an integral part of these financial statements.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 1 - DESCRIPTION OF BUSINESS AND FINANCING REQUIREMENTS
-----------------------------------------------------------

     HomeSeekers.com, Inc. (formerly NDS Software, Inc., or "NDS") was originally incorporated under the laws of Nevada on October 28, 1987. On July 20, 1994, NDS merged with XRF Corporation ("XRF"), which was incorporated in Utah. Through the terms of the merger agreement, XRF, the surviving entity, acquired all of the outstanding common stock of NDS and NDS ceased to exist. However, due to the substance of the transaction, the merger has been treated as a purchase of XRF by NDS (Note 3). Subsequent to the merger, XRF changed its name to NDS Software, Inc. and has been re-domiciled in the State of Nevada. On May 15, 1998, NDS changed its name to HomeSeekers.com, Inc.

     Effective May 8, 1996, HomeSeekers.com, Inc. acquired 100% of the outstanding stock of Visual Listings, Inc. ("VLI") located in Brea, California. The acquisition of VLI has been accounted for as a purchase which resulted in HomeSeekers.com, Inc. recording $637,696 of goodwill (Note 3).

     On August 11, 1997, HomeSeekers.com, Inc. acquired 100% of the outstanding stock of Focus Publications, Inc. ("FOCUS") located in Lake Forest, California. The acquisition of FOCUS, which is now a division of HomeSeekers.com, has been accounted for as a purchase which resulted in HomeSeekers.com, Inc. recording $41,365 of goodwill (Note 3).

     HomeSeekers.com, Inc. offers desktop software products used by real estate professionals to manage information, contacts and listings. The Company also provides public access to the Multiple Listing Service via the Internet through its HomeSeekers.com Internet site. The Internet site allows potential home buyers to view multiple listings using a standard Internet dial up connection. Additionally, the Company provides an alternative access to the Multiple Listing Service on HomeSeekers and CityNet, a product that opens the same data to a non-Internet connect home buyer that has a computer and modem. FOCUS is a demographic information, collection and publication company.

     The consolidated financial statements include the accounts of HomeSeekers.com, Inc. and its subsidiary, VLI (the "Company"). All significant inter-company balance and transactions have been eliminated in consolidation.

     The Company has not yet generated significant revenue and has funded its operation primarily through the issuance of equity and convertible debt. Accordingly, the Company's ability to accomplish its business strategy and to ultimately achieve profitable operations is dependent upon its ability to obtain additional financing and execute its business plan. There can be no assurance that the Company will be able to obtain additional funding, and if available, will be obtained on terms favorable to or affordable by the Company. The Company's management is exploring several funding options and expects to raise additional capital in 1998-99 and to continue to develop the Company's operations around it products. Ultimately, however, the Company will need to achieve profitable operations in order to continue as a going concern. The Company incurred net losses of $2,795,545 and $2,121,906 for the years ended June 30, 1998 and 1997, respectively. The Company has an accumulated deficit of $10,369,546 as of June 30, 1998.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 1 - DESCRIPTION OF BUSINESS AND FINANCING REQUIREMENTS - Continued
-----------------------------------------------------------

     These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

Revenue Recognition

     Revenues from sales of software licenses are recognized upon shipment of the related product, net of revenues attributable to insignificant customer obligations, if any. Advertising revenues are recognized ratably over the term of the advertising agreement beginning at the time the advertisement first is displayed on the Company's Internet site. Payments received from customers prior to the Company shipping product or displaying advertisements are recorded as deferred revenue.

     In accordance with Statement of Position 97-2, the Company accounts for certain software transactions for which there is no reasonable basis of estimating the degree or probability of collectibility of related assets using the installment method of accounting, effectively recording the transaction as deferred revenue until the collectibility is probable (see Note 17).

Software Development Costs

     The Company accounts for the costs of developing software products to be sold in accordance with Statement of Financial Accounting Standards 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" which requires the capitalization of costs only during the period from the establishment of technological feasibility to the time at which the product is available for general release to customers. These costs are not material to the Company's financial position or results of operations, and have been charged to research and development expense in the accompanying statements of operations.

Concentrations

Concentration of Credit Risk - Financial instruments which potentially subject the Company to credit risk consist primarily of cash in bank, trade receivables, and receivables from officers/stockholders. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. At June 30, 1998, substantially all accounts receivables are due from customers within the real estate and related industries.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued
----------------------------------------

Concentrations of Operations - All of the Company's current products are designed for operation in the national domestic real estate market. Any recessionary pressures or other disturbances in the national real estate market could have an adverse effect on the Company's operations.

For the year ended June 30, 1998, 31% of the Company's revenues were received from one customer for the sale of mortgage leads. This agreement ended during the fiscal year ended June 30, 1998 and will not be renewed. In addition, 12% of the Company's revenues were received from a related party for administrative services and custom programming.

For the year ended June 30, 1997, 32% of the Company's revenues were received from one customer for the sale of mortgage leads and 19% of the Company's revenues were received from a related party for a one-time option payment for the right to market software.

Financial Statements Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Significant Estimates

Included in the accompanying balance sheet in marketable securities are 700,000 shares of restricted common stock of a company related by common shareholders. The carrying value of the marketable securities is $700,000 less a valuation allowance of $700,000, which represents management's estimate of the estimated fair market value as of June 30, 1998. Such value is based on (1) the fact that the related company is in the process of, but has not developed a public market for, its shares as of June 30, 1998, (2) the block held by HomeSeekers is restricted stock which cannot be sold for at least one year after it is acquired, and the block is too large to sell in a public market at the current time, and (3) the underlying net book value of the related company's stock, after elimination of intercompany transactions, is zero. Should a public market develop for the related company's stock, the fair market value of such stock could be substantially more than the amount of -0- currently shown on the balance sheet.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued
----------------------------------------

Cash and Cash Equivalents

     Cash and cash equivalents consist of cash balances and instruments with maturities of three months or less at the time of purchase.

Marketable Securities

     The Company's securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value in the balance sheet in current assets, with the change in fair value during the period included in earnings.

     Securities investments that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and recorded at amortized cost in investments and other assets. Securities investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities. Available-for-sale securities are recorded at fair value in investments and other assets on the balance sheet, with the change in fair value during the period excluded from earnings and recorded net of tax as a separate component of equity.

     The Company's investments in marketable equity securities are held for an indefinite period and thus are classified as available-for-sale.

     For the year ended June 30, 1998, the Company had securities with no net recorded value in available-for-sale securities (book value of $700,000 less valuation allowance write down of $700,000 to fair market value of $-0-).

Inventory

     Inventory is recorded at the lower of cost (first-in, first-out method) or market and consists primarily of books for resale.

Property and Equipment

     Property and equipment are stated at cost. Depreciation, which includes the amortization of assets recorded under capital leases, is calculated using the straight line method over estimated useful lives of 3-5 years, or the lease term, whichever is shorter.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued
----------------------------------------

Goodwill

     The Company has classified as goodwill the cost in excess of fair value of the net assets of companies acquired in purchase transactions. Goodwill is being amortized on a straight line method over five (5) years. Amortization charged to continuing operations amounted to $168,905 and $127,540 for the years ended June 30, 1998 and 1997, respectively. Accumulated amortization at June 30, 1998 was $317,702. At each balance sheet date, the Company evaluates the realizability of goodwill based upon expectations of nondiscounted cash flows and operating results of the companies purchased. Based upon its most recent analysis, at June 30, 1998, goodwill of $34,471 related to the Company's purchase of FOCUS was written off because it was considered to have no continuing value.

Income Taxes

     The Company accounts for income taxes by the asset/liability approach in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under this pronouncement, deferred income taxes, if any, reflect the estimated future tax consequences when reported amounts of assets and liabilities are recovered or paid. Deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are scheduled to be in effect when the differences are expected to reverse. The provision for income taxes, if any, represents the total income taxes paid or payable for the current year, plus the change in deferred taxes during the year. The tax benefits related to operating loss carryforwards are recognized if management believes, based on available evidence, that it is more likely than not that they will be realized.

Advertising

     The Company periodically places advertisements in newspapers and magazines. Costs of advertising are expensed when paid. Total advertising costs for the years ended June 30, 1998 and 1997 were $52,773 and $197,116, respectively.

Net Loss Per Share

     In February, 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings per Share. SFAS No. 128 simplifies the standards for computing earnings per share ("EPS") and was effective for financial statements issued for periods ending after December 15, 1997, with earlier application not permitted. Upon adoption, all prior EPS data was restated.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued
----------------------------------------

Net Loss Per Share - Continued

     Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

     Since the fully diluted loss per share for fiscal 1998 and 1997 was antidilutive, basic and diluted earnings per share are the same. Accordingly, options to purchase common stock in fiscal 1998 and 1997 of 3,609,200 shares and 2,965,800 shares, respectively, warrants to purchase common stock in fiscal 1998 and 1997 of 1,799,794 and 1,419,500 shares, respectively, common shares potentially issuable upon conversion of convertible debt in fiscal 1998 and 1997 of 70,000 and 1,028,000 shares respectively, and common shares potentially issuable upon conversion of preferred stock existing at the end of fiscal 1998 and 1997 of 1,384,000 and 1,975,000 shares, respectively were not included in the calculation of diluted earnings per common share.

Stock Options

     The Company adopted SFAS No. 123, Accounting for Stock Based Compensation, which is effective for fiscal years beginning after December 15, 1995, or earlier as permitted. As provided by SFAS No. 123, the Company will continue to account for employee stock options under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. The Company has disclosed the proforma net loss and earnings per share effect, as if the Company had used the fair value based method prescribed under SFAS No. 123 in Note 14.

New Accounting Standards

     In June, 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. This statement does not, however, require a specific format for the disclosure but requires the Company to display an amount representing total comprehensive income for the period in its financial statements. Comprehensive income is determined by adjusting net income by other items not included as a component of net income, such as the unrealized loss on marketable securities. The Company will be required to implement SFAS No. 130 for its fiscal year 1999.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued
----------------------------------------

New Accounting Standards - Continued

     In June, 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosures about Segments of an enterprise and Related Information. SFAS No. 131 establishes standards for the manner in which public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. This statement also requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company is currently evaluating the operating segment information that it will be required to report. The company will be required to implement SFAS No. 131 for its fiscal year 1999.


NOTE 3 - BUSINESS ACQUISITIONS
------------------------------

     On July 20, 1994, the Company merged with XRF Corporation, (XRF), (a Utah corporation). Through the terms of the merger agreement, XRF, the surviving entity, acquired all of the outstanding common stock of NDS and NDS ceased to exist. The existing stockholders of XRF retained their 1,192,352 shares and the stockholders of NDS received shares of XRF at a ratio of 76.5 to 1 for a total of 1,700,000 shares. Due to majority ownership of the Company after the transaction by NDS stockholders, and XRF's lack of substantial assets, liabilities, or marketable products, the transaction was treated as a reverse acquisition of XRF by NDS using the purchase method for accounting purposes.

     Effective May 8, 1996, Visual Listing, Inc. (a California corporation) became a subsidiary of The Company as part of an agreement in which The Company acquired all of the outstanding shares of VLI in return for 280,000 shares of The Company' common stock valued at $560,000. The acquisition was accounted for as a purchase and resulted in the assumption of net liabilities of $77,696.

     On August 11, 1997, Focus Publications, Inc. (a California corporation) became a division of the Company as part of an agreement in which the Company acquired all of the outstanding shares of FOCUS in return for 20,000 shares of the Company's common stock valued at $50,000. The acquisition was accounted for as a purchase. As such, the excess of the purchase price over the estimated fair value of the acquired net assets, which approximates $41,000, was recorded as goodwill. During the fourth quarter of fiscal year 1998, the Company amortized an additional $34,000 of the goodwill associated with this purchase.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997


NOTE 4 - INVESTMENTS IN MARKETABLE SECURITIES
---------------------------------------------

     The Company's investments in marketable securities are held for an indefinite period and thus are classified as available for sale. Unrealized holding losses on such securities, which were subtracted from stockholders' equity during 1998 and 1997 were $700,000 and $330,775, respectively.

     Investments in marketable securities are summarized as follows at June 30:

                                                        Gross                   Gross
                                                      Unrealized              Unrealized               Fair
                                                        Gain                    Loss                   Value
                                                        ----                    ----                   -----
  1998
  ----
Available for sale securities:
     Common Stock, related party               $               -             $ (700,000)        $             -
                                               =================             ==========         ===============

  1997
  ----

Available for sale securities:
     Common Stock                              $               -             $ (330,775)        $       477,225
                                               =================             ==========         ===============


     As of June 30, 1998, the Company has temporarily written down common stock it received as payment for an account receivable on a licensing fee sold to a related party from $700,000 to $-0-. The common stock is classified on the balance sheet as securities available-for-sale at its estimated temporary fair market value of $-0- as of June 30, 1998. The fair market value of $-0- is based on (1) the fact that the related company is in the process of, but has not developed a public market for, its shares as of June 30, 1998, (2) the block held by HomeSeekers is restricted stock which cannot be sold for at least one year after it is acquired, (3) even if the stock were publicly tradeable, the block is too large to sell in a public market at the current time, and (4) the underlying net book value of the related company's stock, after elimination of intercompany transactions, is zero. Should the related company be successful in registering their stock for public trading, the fair market value of the stock held by the Company should increase above the current estimate of -0- currently shown on the balance sheet. However, until a successful registration occurs, no market is available for the Company to sell its current holdings.

     During the year ended June 30, 1997, the Company temporarily wrote down common stock it received as payment for customer leads provided to an unrelated third party from $808,000 to $477,225. The common stock is classified on the balance sheet as securities available-for-sale at its estimated temporary fair market value of $477,225 as of June 30, 1997. The fair market value was based on the trading value of the securities on the public market at June 30, 1997, less a discount due to the lack of marketability of the stock, which was restricted at the time. In October, 1997, the Company sold the restricted stock to an outside party for approximately $745,000, as such, the temporary write down of $330,775 recorded at June 30, 1997 was reversed and a realized loss of $63,125 was recorded.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997


NOTE 4 - INVESTMENTS IN MARKETABLE SECURITIES - Continued
---------------------------------------------

     Realized gains and losses are determined on the basis of first-in, first-out. During fiscal 1998 and 1997, sales proceeds and gross realized gains and losses on securities classified as available for sale were as follows:

                                                      1998              1997
                                                   ----------          -------

                       Sales Proceeds             $  744,875      $           -
                                                  ==========      =============

                       Gross Realized Losses      $  (63,125)     $           -
                                                  ==========      =============

                       Gross Realized Gains       $        -      $           -
                                                  ==========      =============


NOTE 5 - INVESTMENTS IN LLCs
----------------------------

     Investments in jointly owned limited liability companies in which the Company has a 20% to 50% interest or otherwise exercises significant influence are carried at cost, adjusted for the Company's proportionate share of their undistributed earnings or losses. Investments consist of the following at June 30:
                                                           Percent Owned
                                                        -------------------
                                                        1998           1997
                                                        ----           ----

                  HomeSeekers/iQualify, LLC             50%              0%
                  RealtySeekers, LLC                    50%              0%
                  ReoSeekers, LLC                       25%              0%

     Following is a summary of financial position and results of operations of limited liability company investees:

                                                                              1998                    1997
                                                                         --------------        ----------------
                  Current Assets                                            $     1,373        $              -
                  Other Assets                                                  450,000                       -
                                                                         --------------        ----------------
                       Total Assets                                         $   451,373        $              -
                                                                         ==============        ================

                  Current Liabilities                                       $    31,626        $              -
                  Members' Equity                                               419,747                       -
                                                                         --------------        ----------------
                       Total Liabilities and Members' Equity$                   451,373        $              -
                                                                         ==============        ================

                   Sales                                                    $    32,489        $              -
                                                                         ==============        ================

                   Net Income (Loss)                                        $   (30,252)       $              -
                                                                         ==============        ================

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997


NOTE 5 - INVESTMENTS IN LLCs - Continued
----------------------------

     During the year ended June 30, 1998, in order to obtain the right to have access to a desktop underwriter program sponsored by Fannie Mae and Freddy Mac, the Company entered into an LLC agreement with a public mortgage company ("Finet") wherein the Company obligated itself to perform certain duties, such as the creation of a Website and the creation of sufficient traffic to the site to generate a certain number of qualified consumer loan leads. In order to secure its obligation to perform these duties, the Company was required to contribute 300,000 shares of its common stock as a capital contribution to the LLC. If the Company fails to meet certain performance criteria outlined in the LLC agreement, and its partner, Finet, has met its performance criteria, then Finet has the right to withdraw from the LLC a pro-rata amount of the 300,000 shares of the Company's stock on an annual basis, limited to 100,000 shares per year. The Company does not consider its investment in the LLC consisting of its own restricted common stock to be a receivable since the ultimate return of the stock cannot be established due to the performance criteria restriction.


NOTE 6 - PROPERTY AND EQUIPMENT
-------------------------------

     Property and equipment consisted of the following at June 30:

                                                                               1998                    1997
                                                                          --------------          -------------
     Computer Equipment                                                    $    720,671             $   534,240
     Software                                                                   103,528                 100,000
     Furniture and office equipment                                              91,761                  65,758
     Leasehold improvements                                                      13,542                  13,542
     Equipment under capital lease                                               68,976                  68,976
                                                                          -------------           -------------
                                                                                998,478                 782,516
     Less:
         Accumulated depreciation and amortization                             (460,294)               (314,991)
         Accumulated amortization under capital leases                          (47,609)                (33,814)
                                                                          -------------           -------------

                                                                          $     490,575           $     433,711
                                                                          =============           =============

     Depreciation expense for the fiscal years ended June 30, 1998 and 1997 amounted to $332,689 and $263,923, respectively.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997


NOTE 7 - OTHER ASSETS
---------------------

     Other assets consist of the following at June 30:

                                                                                1998                    1997
                                                                           -------------          --------------
     Deposits                                                              $     10,155           $      22,751
     Deposit on proposed purchase of Opticom Corporation                        100,000                       -
     Trademark, net of accumulated amortization of
        $3,281 in 1998 and $2,895 in 1997                                         6,370                   6,756
     Debt issue costs, net of accumulated amortization
       of $6,667 in 1998 and $3,467 in 1997                                       2,933                   6,133
                                                                           ------------           -------------

                                                                           $    119,458           $      35,640
                                                                           ============           =============

NOTE 8 - ACCRUED LIABILITES
---------------------------

     Accrued liabilities consisted of the following at June 30:

                                                                                1998                    1997
                                                                           -------------          -------------
     Accrued payroll and related expenses                                  $    190,495           $     271,877
     Other accrued liabilities                                                  102,475                 220,016
                                                                           ------------           -------------

                                                                           $    292,970           $     491,893
                                                                           ============           =============

NOTE 9 - NOTES PAYABLE
----------------------

     Short-term notes payable consisted of the following amounts at June 30:

                                                                                1998                    1997
                                                                             ----------             -----------
                  Note payable to unrelated third party, interest at 12% per annum, principal and unpaid accrued interest due on or
                  before January 15, 1997, unsecured.                        $        -             $   105,918

                  Note payable to unrelated third party, interest payable
                  monthly at 12% per annum, principal due on May 30, 1997,
                  unsecured.                                                     29,698                  44,698
                                                                            -----------             -----------

                                                                             $   29,698             $   150,616
                                                                            ===========             ===========

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997


NOTE 10 - NOTES PAYABLE TO RELATED PARTIES
------------------------------------------

     Short-term notes payable to related parties consisted of the following amounts at June 30:

                                                                                1998                    1997
                                                                            ------------            -----------
                  Note payable to related parties acquired in acquisition of
                  VLI, interest accrues at annual rates of 16.65% to 18%,
                  principal and unpaid accrued interest due on demand,
                  unsecured.                                                $    31,595             $    37,103

                  Notes payable to officers, interest payable
                  monthly at 10% per annum, principal due
                  October, 1997, unsecured.                                           -                  50,000

                  Notes payable to officers, interest accrues
                  at annual rate of 12%, principal and unpaid
                  accrued interest due on demand, unsecured.                          -                  70,000
                                                                            -----------             -----------

                                                                            $    31,595             $   157,103
                                                                            ===========             ===========

     At June 30, 1998, the weighted average interest rate on all short-term borrowings including related party borrowings was 12%. The Company incurred $12,306 and $94,865 in related party interest expense for the years ended June 30, 1998 and 1997, respectively.


NOTE 11 - CONVERTIBLE REDEEMABLE PROMISSORY NOTES WITH WARRANTS
---------------------------------------------------------------

     During the year ended June 30, 1997, the Company completed a $1,500,000, 60 unit private placement of unsecured convertible redeemable promissory notes with attached redeemable common stock purchase warrants priced at $25,000 per unit. A unit includes a redeemable promissory note and a warrant. At June 30, 1997, the Company had placed 60 units and received $1,500,000.

     Also during the year ended June 30, 1997, the Company commenced and completed a $500,000, 20 unit private placement of unsecured convertible redeemable promissory notes with attached redeemable common stock purchase warrants priced at $25,000 per unit. A unit includes a redeemable promissory note and a warrant. At June 30, 1997, the Company had placed 23.24 units and received $581,000.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 11 - CONVERTIBLE REDEEMABLE PROMISSORY NOTES WITH WARRANTS - Continued
---------------------------------------------------------------

     The notes mature June 1, 1999 and accrue interest at 12% per annum payable semi-annually beginning December 1, 1996. The notes are convertible at the option of the note holder beginning September 15, 1996 at the rate of one share of the Company's common stock per $2 of indebtedness. The notes are redeemable at the option of the Company at the same rate as above at any time subsequent to November 1, 1996 provided that a registration statement covering the shares of common stock issuable upon the conversion of the notes is effective with the Securities and Exchange Commission.

     Each unit also consists of a warrant to purchase 12,500 shares of the Company's common stock at an exercise price of $3 per share at any time prior to June 15, 1998, which was extended until December 15, 1998. The warrants are redeemable at the option of the Company at a price per common share of $0.01 provided that a registration statements covering the shares of common stock issuable upon the exercise of a the Company's common stock is $6 per share for ten (10) consecutive trading days. At June 30, 1998, warrants to purchase 1,040,500 shares of the Company's common stock have been issued to the note holders.

     During the year ended June 30, 1998, convertible debt in the amount of $1,916,000 was exchanged for the Company's common stock at the rate of one share of the Company's common stock for each $2 of indebtedness.

NOTE 12 - COMMITMENTS
---------------------

Leases

     The Company leases its facilities under two non-cancelable operating leases. One facility lease includes an escalation clause based on the consumer price index and is adjusted on an annual basis and has a term of five years. The other facility lease has a term of six years where the monthly rental payment increases annually. The Company also has a service agreement with an internet access provider. The Company's capital leases expired during the current fiscal year. The following is a schedule, by years, of the future minimum lease payments under operating leases, together with the net minimum lease payments as of June 30, 1998.

              Years ending June 30,
                  1999                                      $   230,689
                  2000                                          225,117
                  2001                                          215,924
                  2002                                          210,762
                  2003                                          221,141
                  Thereafter                                    300,245
                                                            -----------

                  Totals                                    $ 1,403,878
                                                            ===========

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 12 - COMMITMENTS - Continued
---------------------

Leases - Continued

     Rental expense for all operating leases was $136,283 and $119,000 for the years ended June 30, 1998 and 1997, respectively. Amortization expense under capital leases was $13,795 and $13,795 for the years ended June 30, 1998 and 1997, respectively.

Employment Agreements

     During May and June of 1996, the Company entered into employment agreements with three officers. The agreements are for a five-year period and call for an annual salary for each officer of $70,000 and an annual bonus of 4% of pre-tax earnings. Effective September 1, 1996, each officer's annual salary increased to $100,000. An additional increase called for in the agreements to $144,000 was effective March 4, 1997. Additionally, in the event of an involuntary termination, each officer is entitled to receive a severance salary equal to 5 years of the annual base pay earned by the officer immediately prior to termination.

     In August, 1997, the Company entered into employment agreements with the former owners of FOCUS. The agreements are for a five-year period and call for an annual salary for each employee of $65,000 and an annual bonus of 25% of pre-tax earnings of FOCUS over $100,000.

Past Due Obligations

     The Company is currently in default under the terms of its notes payable to an outside third party wherein the required payments at the maturity dates of the notes payable in the amount of $29,698 has not been paid. The Company is currently working with its lender to extend the maturity date.

     In addition, the Company is currently delinquent in the payment of employer and employee payroll taxes and a number of accounts payable. The Company is attempting to payoff these outstanding obligations as soon as practicable given its cash flow requirements.

Federal and State Income Tax Returns

     The Company has not filed its federal and state income tax returns since the year ended June 30, 1995. At the current time, the Company is in the process of completing the proper returns to bring all tax filings current.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997


NOTE 13 - STOCKHOLDERS' DEFICIT
-------------------------------

     On July 15, 1997, the Company amended its articles of incorporation regarding authorized shares. The Company is authorized to issue 50,000,000 shares of common stock, par value $.001 per share, 5,000,000 shares of Class A preferred stock, par value $.001 per share, 200,000 shares of Class B preferred stock, par value $10.00 per share, and 4,800,000 shares of undesignated preferred stock, par value $.001 per share. On the same date, the Company filed a certificate of designation creating a class of 400,000 shares of Class C preferred stock, par value $.001 per share.

Common Stock

     As of June 30, 1998, the Company has reserved a total of 6,862,994 shares of common stock pursuant to outstanding warrants, options, convertible preferred stock and convertible redeemable promissory notes.

     Warrants to purchase 29,507 common shares were exercised during fiscal 1998 at prices averaging $2.11 per share. Options to purchase 141,100 common shares were exercised during fiscal 1998 at an average price of $2.60 per share. Options to purchase 10,000 common shares were exercised during fiscal 1997 at an average price of $2.00 per share.

Redeemable Common Stock Warrants

     In May 1996, and in consideration for assisting the Company in raising at least $2,500,000 in financing which included the convertible redeemable promissory notes (Note 11), the Company entered into a consulting agreement with a partnership to perform business advisory services in exchange for three (3) redeemable warrants to purchase 150,000 shares of common stock each, 50,000 shares of common stock and $50,000. The warrants each have a five year life from the date of issuance and are exercisable at $1.75, $3 and $4 per share. On February 12, 1997, this partnership exercised 150,000 of these warrants at $1.75 per share.

     Warrants for the purchase of common shares that were issued and outstanding as of June 30, 1998 are summarized below:

                       Number of              Exercise             Year of
                       Warrants                Price             Expiration
                       --------                -----             ----------

                         132,993             $ 1.47              1998-2001
                          94,800             2.00-2.50           1999-2001
                       1,372,001             3.00-3.50           1998-2001
                         150,000               4.00                2001
                          50,000               6.00                2000
                    ------------
                       1,799,794
                    ============

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 13 - STOCKHOLDERS' DEFICIT - Continued
-------------------------------

     In March, 1998, the Board of Directors authorized the sale of warrants to purchase 75,000 common shares at $3.00 per share for consideration of $5,000.

     During fiscal 1998, a total of 409,801 warrants expiring on various dates in 1998 through 2001 to purchase common shares at exercise prices of $1.47 to $5.00 were issued to consultants and investors.

Preferred Stock

Series A
--------

     Series A preferred stock has a par value of $.001 and is entitled to a cumulative dividend, when declared, of 15% per annum based upon a value of $2 per share. At the option of the board of directors, each share of stock can be redeemed at $2 per share, or, at the option of the shareholder, each share of stock can be converted to common stock at a rate of two shares of common stock for each share of preferred. Upon conversion to common stock, accumulated dividends shall be paid through the issuance of additional common shares or the payment of cash at the option of the board of directors. Each share of series A preferred stock is entitled to the voting rights of five shares of common stock.

Series B
--------

     Series B preferred stock has a par value of $10.00 and is entitled to a cumulative dividend, when declared, of 9% per annum based upon a value of $10 per share. At the option of the board of directors, each share of stock can be redeemed at $10 per share or can be converted to common stock at a rate of five shares of common stock for each share of preferred. Conversion to common stock cannot occur until at least six months after issuance and if the listed price of the Company's common stock has been at least $3 for at least ten consecutive trading days with an aggregate volume of no less than 20,000 shares. Upon redemption or conversion to common stock, accumulated dividends shall be paid. Each share of Series B preferred stock is not entitled to the voting rights of common stock.

     During fiscal year 1996 and as part of a financing arrangement with a private company (the "Investor"), the Company issued 40,500 shares of Series B convertible preferred stock to the investor for which it received $70,000 in cash, $60,000 in other consideration, and a $275,000 note receivable. Additionally, the Company issued 2,500,000 shares of the Company's common stock to the investor as collateral in exchange for fourteen weekly funding commitments of $135,000 each and a final funding of $110,000, totaling $2,000,000. No funding occurred in conjunction with the funding schedule and the investor defaulted on the agreement. As a result of the default, the Company filed a complaint against the investor whereby it demanded the return of the 2,500,000 shares of common stock and certain of the Series B preferred shares. The investor returned the 2,500,000 shares of common stock and 27,500 shares of Series B preferred shares to the Company. In fiscal 1998, the suit was mediated to a settlement which allowed the Company to reclaim the remaining 13,000 shares of Series B preferred shares in exchange for the issuance of 35,000 shares of common stock.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997


NOTE 13 - STOCKHOLDERS' DEFICIT - Continued
-------------------------------

Preferred Stock - Continued

Series C
--------

     Series C preferred stock has a par value of $.001 and is entitled to a cumulative dividend, payable annually in arrears, of 6% per annum based upon a value of $10 per share. Each share of Series C preferred stock may be converted into common stock at the higher price of $3.00 per share or at a price per share equal to 75% of the average of the closing bid prices of the common stock of the Company for the five trading days preceding the closing of the Company's private offering of Series C preferred stock. Each share of Series C preferred stock is not entitled to the voting rights of common stock.

     At June 30, 1998, there were no outstanding shares of Series B or Series C preferred stock. At June 30, 1997, there were 13,000 outstanding of Series B preferred stock and no outstanding shares of Series C preferred stock.

Dividends

     Due to the conversion of 150,000 shares of Series A preferred stock to common stock in February, 1998, the Company paid dividends in arrears on the converted shares at the rate of $.79 per share. The dividends were paid by the issuance of additional common stock.

     At June 30, 1998, the amounts of dividends in arrears on the 15% cumulative Series A preferred stock were $479,708 (average of $.69 per share).


NOTE 14 - 1996 STOCK OPTION PLAN
--------------------------------

     On October 9, 1996, the Company's Board of Directors ratified a stock option plan under which the Company may grant qualified and non-qualified incentive stock options to employees, directors, and consultants. As part of the provisions of the plan, the Company may grant, but is not obligated to grant options that include reload features. The Company has reserved 5.5 million shares of its common stock for issuance under the plan. Options granted generally have terms from one to five years from the date of grant and generally vest immediately or ratably over their terms. The exercise price of incentive stock options granted under the plan may not be less than 100% of the fair market value of the Company's common stock on the date of the grant. For a person who at the time of the grant owns stock representing 10% of the voting power of all classes of the Company's stock, the exercise price of the incentive stock options granted under the plan may not be less than 110% of the fair market value of the common stock on the date of the grant.

     The Company applies APB Opinion 25 in accounting for its fixed stock option plan. Accordingly, since the market value and the option price of the Company's stock were equal on the measurement date, no compensation cost has been recognized for the plan in 1998 and 1997. Had compensation cost been determined on the basis of fair value pursuant to FASB Statement No. 123, net income (loss) and earnings per share would have been impacted as follows:

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997


NOTE 14 - 1996 STOCK OPTION PLAN - Continued
--------------------------------

                                                                               1998                    1997
                                                                       ----------------         ---------------
     Net Income (Loss)
         As reported                                                       $ (2,795,545)           $ (2,121,906)
                                                                       ================         ===============

         Pro forma                                                         $ (4,544,101)           $ (5,842,768)
                                                                       ================         ===============

     Basic and Diluted Earnings Per Share
         As reported                                                       $      (0.50)           $      (0.53)
                                                                       ================         ===============

         Pro forma                                                         $       (.75)           $      (1.34)
                                                                       ================         ===============


     The pro forma amounts were estimated using the Black-Scholes option pricing model with the following assumptions for fiscal 1998 and 1997:

                                                                                1998                    1997
                                                                            ------------            -------------
                  Dividend Yield                                                      0%                      0%

                  Risk-Free Interest Rate                                          5.50%                   8.50%

                  Expected Life                                                1-5 years               1-6 years

                  Expected Volatility                                            115.47%                 100.99%

     Expected lives are equal to the remaining option terms for both years, dividend yields are 0% since the Company does not intend to pay dividends on its common stock in the near term.

     Compensation expense that would have been charged to operations had the provisions of FASB 123 been applied were $1,748,556 in 1998 and $3,720,862 in 1997.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 14 - 1996 STOCK OPTION PLAN - Continued
--------------------------------

     Following is a summary of the status of options outstanding during the years ended June 30, 1998 and 1997:

                                              YEAR ENDED 6-30-98                              YEAR ENDED 6-30-97
                                              ------------------                              ------------------
                                                       Weighted                                         Weighted
                                                       Average                                          Average
                                                       Exercise                                         Exercise
                                 # of Shares           Price                 # of Shares                Price
                                 -----------           ---------             -----------                --------
Outstanding at July 1             2,965,800         $      2.97               2,040,800            $       2.01
Granted                             867,500                2.65                 980,000                    5.06
Canceled                            (83,000)               4.31                 (30,000)                   6.38
Exercised                          (141,100)               2.60                 (25,000)                   2.00
                                 ----------            --------              ----------                --------

Outstanding at June 30            3,609,200                1.76               2,965,800                    2.97

Options exercisable at
   June 30                        3,512,949                1.76               2,965,800                    2.97

Weighted average fair value
   of options granted during
   1998 and 1997                       2.02                                        3.92

    During the year ended June 30, 1998, the Company repriced certain options held by employees to an exercise price of $1.47, which equaled the fair market value of the Company's common stock on the repricing date. Prior to the repricing, the options had exercise prices ranging from $2.00 to $5.56. As a result of the repricing, the weighted average exercise price for fiscal 1998 was lower than in the prior fiscal year.

     The following table summarizes information regarding stock options outstanding at June 30, 1998:

                                     Outstanding Options                                 Exercisable Options
                                     -------------------                                 -------------------
                                                Weighted
                                                Average
                                                Remaining        Weighted                           Weighted
      Exercise                                 Contractual       Average                             Average
     Price Range              Number            Life           Exercise Price           Number    Exercise Price
     -----------              ------            ----           --------------           ------    --------------
        $ 1.47               2,869,000          4.25 years         $ 1.47             2,781,500       $ 1.47
          1.93                   5,000          2.75 years           1.93                 5,000         1.93
          2.00                 321,700           10 months           2.00               321,700         2.00
          2.62                  62,500          2.83 years           2.62                62,500         2.62
          4.00                 100,000          2.83 years           4.00               100,000         4.00
          4.25                 200,000          2.83 years           4.25               200,000         4.25
          4.37                   1,000          5.5 months           4.37                 1,000         4.37
          4.47                  10,000          2.58 years           4.47                 1,249         4.47
          4.56                  10,000          2.13 years           4.56                10,000         4.56
          5.00                  10,000          4.17 years           5.00                10,000         5.00
          5.12                   5,000          2.17 years           5.12                 5,000         5.12
          5.50                  10,000          1.93 years           5.50                10,000         5.50
          6.50                   5,000            7 months           6.50                 5,000         6.50
                          ------------                                            -------------
                             3,609,200                                                3,512,949
                          ============                                            =============

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------------

     Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments" ("SFAS No. 107"), requires disclosure of the fair value of financial instruments. The estimated fair value amounts have been determined by the Company using available market value information and appropriate methodologies. However, considerable judgement is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts the Company could realize in a current market exchange. Estimated fair values of the Company's financial instruments are as follows:

                                                     1998                                     1997
                                         ----------------------------------     ---------------------------------
                                                              Estimated                              Estimated
                                           Carrying             Fair                Carrying           Fair
                                            Amount             Value                 Amount            Value
                                         -------------       --------------     --------------      -------------
Assets:
     Cash                              $      198,410       $     198,410       $      32,222     $      32,222
     Accounts receivable                      248,172             248,172             584,023           584,023
     Investment in marketable
         securities                                 -                   -             477,225           477,225
     Investment in related party
         stock                                      -                   -                   -                 -
     Investment in LLC's                      450,687             450,687                   -                 -
     Capital leases                                (-)                 (-)            (16,799)          (16,799)
     Notes payable                            (61,293)            (61,293)           (307,719)         (307,719)
     Convertible debt                        (140,000)           (140,000)         (2,056,000)       (2,056,000)

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such values:

     For cash and cash equivalents, accounts receivable, notes payable, capital leases, and convertible debt, the carrying amount reported in the consolidated balance sheets is considered to be a reasonable estimate of fair value based on interest rates of similar financial instruments in the marketplace.

     For investments in marketable securities, fair values are based on quoted market prices, less a discount for lack of marketability due to restrictions placed on selling the securities for a set period of time, if any.

     For investments in related party stock, fair values are based on quoted market prices. If no market prices are available, fair values are based on the book value of the stock, after considering the effect of related party transactions on stockholders' equity.

     For investments in LLC's, fair values are based on estimated fair values of the underlying assets, most of which equal the carrying amount of the asset.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 16 - INCOME TAXES
----------------------

     Deferred taxes result from temporary differences in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The significant components of the Company's deferred taxes as of June
30, 1998 and 1997 are as follows:

                                                                               1998                     1997
                                                                         --------------          --------------
              Deferred tax assets:
                  Net operating loss carryover                             $  2,682,959           $   1,743,681
                  Deferred revenue                                              401,679                 424,810
                  Amortization of goodwill                                       73,150                  29,760
                  Employee salaries issued in stock                              20,580                  14,175
                  Inventory valuation methods                                    12,928                       -
                  Allowance for bad debts                                         1,544                   1,544
                                                                         --------------           -------------
                                                                              3,192,840               2,213,970
              Deferred tax liabilities
                  Depreciation                                                  (19,594)                 (6,816)
                                                                         --------------           -------------
                                                                              3,173,246               2,207,154
              Less: Valuation allowance                                      (3,173,246)             (2,207,154)
                                                                         --------------           -------------

              Net deferred taxes:                                          $          -           $           -
                                                                         ==============           =============

     The increase in the valuation allowance was $966,091 and $819,167 for the years ended June 30, 1998 and 1997, respectively.

     The Company has available at June 30, 1998, $7,665,598 of unused operating loss carryforwards that may be applied against future taxable income and that expire in various years from 2008 to 2013.

     The principal reasons for the difference between the effective income tax rate and the federal statutory income tax rate are as follows:

                                                                                1998                     1997
                                                                            -----------              ----------
              Federal benefit expected at statutory rate                    $  (978,441)             $ (742,667)
              Operating losses with no current benefit                          939,278                 360,785
              Taxable deferred revenue                                          (23,131)                359,838
              Amortization of software costs                                          -                 (22,472)
              Depreciation                                                      (12,778)                (14,627)
              Goodwill                                                           43,425                  29,759
              Employee salaries issued in stock                                   6,405                  14,175
              Inventory valuation methods                                        12,927                       -
              Allowance for bad debts                                                 -                   1,545
              Non-deductible expenses                                            12,315                  13,664
                                                                            -----------             -----------

                                                                            $         -              $        -
                                                                            ===========             ===========

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997


NOTE 17 - RELATED PARTY TRANSACTIONS
------------------------------------

Receivables from Related Parties

     The Company has outstanding at June 30, 1998 and 1997, amounts due from related parties as follows:

                                                                               1998                     1997
                                                                           ------------             -----------
         Trade receivables due from related parties                        $    181,771            $    508,197
         Advances due from employees                                             11,518                  17,469
                                                                           ------------            ------------

                                                                            $   193,289             $   525,666
                                                                           ============            ============

Payables to Related Parties

     The Company had outstanding at June 30, 1998 and 1997, amounts due to related parties as follows:

                                                                               1998                     1997
                                                                           ------------             -----------
         Notes payable to related parties acquired in
           acquisition of VLI                                             $      31,595             $    37,103
         Notes payable to officers                                                    -                 120,000
                                                                          -------------             -----------

                                                                          $      31,595             $   157,103
                                                                          =============             ===========

     During the years ended June 30, 1998 and 1997, the Company incurred $12,306 and $94,865 in related party interest expense.

Investments in Related Party Stock

     During the fiscal year ended June 30, 1998, the Company accepted the settlement of an outstanding account receivable with WebQuest International ("WebQuest"), a company related by common shareholders, in the amount of $700,000 by receipt of 700,000 shares of restricted common stock of WebQuest. At June 30, 1998, a writedown to the estimated fair market value of the investment, expected to be temporary in nature, was recorded for the entire amount of $700,000. The account receivable was related to the sale of a software license to WebQuest, which has been recorded as deferred income until collectiblity is assured.

Revenues

     During the fiscal years ended June 30, 1998 and 1997, the Company received revenues from related parties in the amounts of $215,297 and $300,000, respectively.

                              HOMESEEKERS.COM, INC.
                          (FORMERLY NDS SOFTWARE, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 17 - RELATED PARTY TRANSACTIONS - Continued
------------------------------------

Deferred Revenue

     In accordance with Statements of Position 97-2 and 91-1, the Company has deferred revenue received from WebQuest in the amount of $700,000 for the sale of a software license due to collectibility issues. Since the collectibility of this revenue relates to the 700,000 shares of WebQuest restricted common stock that the Company accepted as payment on the license fee, and the probability of the collection of cash from the ultimate sale of this stock cannot be determined as of this date, the revenues related to this sale are recognized on the basis of cash received.

NOTE 18 - LIABILITIES SUBJECT TO COMPROMISE
-------------------------------------------

     Prior to the fiscal year ended June 30, 1998, the Company had an unsecured trade creditor account payable in the amount of $46,750, which represented advances of equipment received from a customer as part of a joint venture with the Company. No request for payment or return of the equipment has been received by the Company to date, and none is expected. The reduction of this liability resulted in an extraordinary gain of $46,750 for the year ended June 30, 1998.

NOTE 19 - SUBSEQUENT EVENTS
---------------------------

Equity & Debt Transactions

     During July and August 1998, convertible debt holders converted $85,000 of the Company's outstanding debt into 42,500 shares of common stock.

     During August 1998, warrant holders exercised warrants to purchase 112,500 shares of common stock for $281,250.

     During August and September 1998, Company Officers exercised stock options to purchase 108,875 shares of common stock for $160,046.

     During September 1998, the Company issued 20,000 shares of common stock to complete the August 1997 acquisition of FOCUS Publications.

Acquisition

     On August 4, 1998 the Company purchased certain assets of Genstar Media ("Genstar"), an Internet web site sales and production company for 50,000 shares of common stock. Genstar's products have been integrated into the Company's product offerings and their employees have been merged into the Company's sales staff.

                              HOMESEEKERS.COM, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                              December 31,            June 30,
                                                                                 1998                  1998
                                                                                 ----                  ----
                                                      ASSETS

Current Assets
     Cash                                                                   $    221,453            $   198,410
     Accounts receivable, net of allowance for uncollectible
         accounts of $4,413                                                    2,323,058                 54,883
     Accounts receivable, related parties                                         87,137                193,289
     Note receivable from employee                                                50,000                    -0-
     Inventories                                                                     -0-                 16,712
     Prepaid expenses                                                             47,700                 13,120
                                                                            ------------           ------------
         Total Current Assets                                                  2,729,348                476,414

Investments, related party stock, net of valuation
     allowance of $700,000 as of 12/31/98 and 6/30/98                                -0-                    -0-
Property and equipment, net                                                      546,888                490,575
Goodwill, net of accumulated amortization of $395,495
     as of 12/31/98 and $317,701 as of 6/30/98                                   493,915                361,359
Other assets                                                                     578,769                570,145
                                                                            ------------           ------------
         Total Assets                                                       $  4,348,920            $ 1,898,493
                                                                            ============           ============


                                       LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
     Accounts payable                                                       $    652,440            $   323,918
     Accrued liabilities                                                         477,941                292,970
     Note payable                                                                 27,698                 29,698
     Notes payable - related parties                                             558,595                 31,595
     Deferred revenue                                                          3,134,114              1,147,654
                                                                             -----------            -----------
         Total Current Liabilities                                             4,850,788              1,825,835
                                                                             -----------            -----------


See notes to consolidated, condensed financial statements.

                              HOMESEEKERS.COM, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                            December 31,              June 30,
                                                                              1998                      1998
                                                                              ----                      ----
Long-Term Liabilities
     Note Payable                                                               250,000                     -0-

     Convertible Debt                                                            30,000                 140,000
                                                                          -------------          --------------

Total Long-Term Liabilities                                                     280,000                 140,000
                                                                          -------------          --------------

Stockholders' Deficit
     Series A convertible preferred stock, $0.001 par value, 5,000,000 shares authorized; 657,000 shares and 692,000 shares issued and outstanding
         at December 31, 1998 and at June 30, 1998, respectively                    657                     692
     Common stock; $.001 par value, 50,000,000 shares
         authorized; 7,924,329 shares and 7,460,703
         shares issued and outstanding at December 31,
         1998 and at June 30, 1998, respectively                                  7,924                   7,461
     Additional paid in capital                                              11,991,313              11,112,776
     Dividends on Series A convertible preferred stock                         (161,933)               (118,725)
     Accumulated deficit                                                    (11,919,829)            (10,369,546)
     Unrealized loss on securities                                             (700,000)               (700,000)
                                                                          -------------          --------------
         Total Stockholders' Deficit                                           (781,868)                (67,342)
                                                                          -------------          --------------

         Total Liabilities and Stockholders'
              Deficit                                                     $   4,348,920          $    1,898,493
                                                                          =============          ==============

     See notes to consolidated, condensed financial statements.

                              HOMESEEKERS.COM, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                                         Three Months Ended                        Six Months Ended
                                                            December 31,                             December 31,
Revenues:                                               1998              1997                 1998               1997
                                                        -----             ----                -----               ----
Web Sites and Web Pages                            $    253,778     $    114,799            $   428,230     $    190,411
Prospect Revenues                                       651,299          254,316                656,031          254,316
Advertising                                              56,299           46,790                189,605           98,640
Programming, Support and License Fees (1)                93,255            3,781                134,823           25,305
Other                                                    12,979           13,108                 33,531           28,268
                                                  -------------     ------------           ------------     ------------
       Total Revenues                                 1,067,610          432,794              1,442,220          596,940

Cost of Sales                                           132,696           50,817                216,575          104,429
                                                  -------------     ------------           ------------     ------------
     Gross Profit                                       934,914          381,977              1,225,645          492,511

Operating Expenses                                    1,532,264        1,002,040              2,779,635        1,685,935
                                                  -------------     ------------           ------------     ------------
Net Loss from Operations                               (597,350)        (620,063)            (1,553,990)      (1,193,424)

Other Income (Expense)
     Interest expense                                   (15,408)         (43,195)               (21,412)         (90,677)
     Other                                               25,455              742                 25,120              410
                                                  -------------     ------------           ------------     ------------
Loss Before Provision for Income Taxes                 (587,303)        (662,516)            (1,550,282)      (1,283,691)
Provision for Income Taxes                                  -0-              -0-                    -0-               -0-
                                                  -------------     ------------           ------------     ------------
     Net Loss                                          (587,303)        (662,516)            (1,550,282)      (1,283,691)

Other Comprehensive Income, Net of Tax:
Increase in market value of marketable securities           -0-          330,775                    -0-          330,775
                                                  -------------     ------------           ------------     ------------

     Net Comprehensive Loss                        $   (587,303)     $  (331,741)           $(1,550,282)    $   (952,916)
                                                  =============     ============           ============     ============

Basic and Diluted Net Loss per Common                   $  (.08)          $ (.12)                $ (.22)          $ (.26)
                                                  =============     ============           ============     ============
Shares Used in Computing Basic and
Diluted Share Data                                    7,852,662        5,789,022              7,726,043        5,334,075
                                                  =============     ============           ============     ============


(1) Programing, Support and License Sales include net sales to related parties of $48,955 and $11,700 for the six months ending December 31, 1998 and 1997, respectively.

See notes to consolidated, condensed financial statements.

                              HOMESEEKERS.COM, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE SIX MONTHS ENDED DECEMBER 31,

                                                                                 1998                    1997
                                                                             -----------             ----------
Cash Flows From Operating Activities
     Net Loss                                                               $(1,550,282)            $(1,283,691)
                                                                             ----------              ----------
     Adjustments to reconcile net loss to net cash
         used in operating activities
              Depreciation and amortization                                     186,065                 138,230
              (Gain) loss on asset sales                                        (53,544)                    -0-
              Allocated loss on investments                                         555                     -0-
              Common stock issued for employee compensation                      27,407                  46,779
              Common stock issued for interest                                      587                  35,658
              Changes in assets and liabilities net of effect from
                  purchase of Genstar
                     Accounts receivable                                     (2,162,909)                 11,735
                     Inventories                                                 16,712                   2,951
                     Prepaid expenses                                           (34,580)                 (6,941)
                     Other assets                                               (10,085)                 (1,094)
                     Accounts payable                                           328,522                 106,982
                     Accrued liabilities                                        234,971                (138,244)
                     Deferred revenue                                         1,986,460                (211,550)
                                                                           ------------           -------------
                        Net adjustments                                         520,161                 (15,494)
                                                                           ------------           -------------
                           Net Cash Used in Operating Activities             (1,030,121)             (1,299,185)
                                                                           ------------           -------------
Cash Flows From Investing Activities
     Purchase of property and equipment                                        (151,639)                (70,550)
     Proceeds from asset sales                                                   57,040                     -0-
     Deposit refunds                                                                -0-                   5,000
     Payment of acquisition deposit                                                 -0-                (100,000)
     Issuance of note receivable                                                (50,000)                    -0-
                                                                           ------------           -------------
                           Net Cash Used in
                               Investing Activities                            (144,599)               (165,550)
                                                                           ------------           -------------
Cash Flows From Financing Activities
     Principal payments on capital lease obligations                                -0-                 (12,259)
     Proceeds from notes payable - related parties                              535,000                 128,000
     Payments on notes payable - related parties                                 (8,000)               (138,000)
     Proceeds from notes payable                                                250,000                 250,000
     Payments on notes payable                                                   (2,000)                (28,210)
     Net proceeds from sale of common stock                                     490,555               1,291,000
     Deferred offering costs paid                                               (67,792)                    -0-
                                                                           ------------           -------------
                           Net Cash Provided by Financing Activities          1,197,763               1,490,531
                                                                           ------------           -------------

Net Increase in Cash                                                             23,043                  25,796

Cash at Beginning of Period                                                     198,410                  32,222
                                                                           ------------           -------------

Cash at End of Period                                                       $   221,453             $    58,018
                                                                           ============           =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
                                                                                1998                    1997
                                                                           ------------            ------------

     Cash paid for interest                                                 $     7,387              $   62,144
                                                                           ============            ============

     Cash paid for income taxes                                             $       -0-              $      -0-
                                                                           ============            ============

See notes to consolidated, condensed financial statements.

                              HOMESEEKERS.COM, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE SIX MONTHS ENDED DECEMBER 31,

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

1998
----

     During the six months ended December 31, 1998, accrued liabilities in the amount of $50,000 were satisfied by the issuance of 20,000 shares of the Company's common stock.

     During the six months ended December 31, 1998, $110,000 of debt was converted into 55,000 shares of the Company's common stock.

     During the six months ended December 31, 1998, a stockholder converted 35,000 shares of Series A preferred stock into 70,000 shares of the Company's common stock.

     During the six months ended December 31, 1998, the Company paid accumulated dividends on the converted shares of Series A preferred stock by the issuance of 20,290 shares of the Company's common stock.

     During the six months ended December 31, 1998 50,000 shares of the Company's common stock were issued to acquire certain assets of a company in a purchase transaction valued at $225,000.

1997
----

     During the six months ended December 31, 1997, the Company issued 18,237 shares of its common stock in exchange for goods and services.

     Accrued interest in the amount of $77,267 was satisfied by the issuance of 22,659 shares of the Company's common stock.

     During the six months ended December 31, 1997, 1,658,500 of debt was converted into 829,250 shares of the Company's common stock.

     During the quarter ended December 31, 1997, 45,000 shares of Series A preferred stock were issued in exchange for satisfaction of a note payable in the amount of $87,708.

     During the quarter ended December 31, 1997, the Company reversed the allowance on marketable securities recorded in the prior year in the amount of $330,775 to reflect current market value prior to their sale. In addition, the Company established a valuation allowance of $700,000 for certain marketable securities during the quarter ended September 30, 1997 due to the inability to establish a market value of the securities.

     The Company deferred certain revenues in the amount of $291,667 during the quarter ended September 30, 1997 due to collectibility issues.

                              HOMESEEKERS.COM, INC.
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS
--------------------------------

     HomeSeekers.com, Incorporated (the "Company") is a leading provider of online consumer real estate information on the Internet through its Web site at homeseekers.com. The Company's Web site provides listings for approximately 670,000 homes constituting the second largest group of residential real estate listings ("listings") on the Internet. Listings are obtained from various multiple listing services and from realty firms. The Web site maintains listings in 27 states and Mexico.

     The Company also offers desktop software products used by real estate professionals to manage information, contacts and listings.

     The accompanying consolidated, condensed financial statements as of December 31, 1998 and for the three months and six months ended December 31, 1998 and 1997 are unaudited. These financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial statements and in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. All adjustments that, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for such interim periods are not necessarily indicative of results of operations for a full year.

NOTE 2 - FINANCING REQUIREMENTS
-------------------------------

       In order to finance operations for the six months ending December 31, 1998, the Company raised $491,000 from the proceeds from the exercise of stock warrants and options, and obtained loans totaling $785,000 at an average annual interest rate of 13%. $535,000 of these loans were from related parties at market rates of interest.

     The Company has not yet generated revenues sufficient to cover operating expenses and has funded its operations primarily through the issuance of equity and debt. Accordingly, the Company's ability to accomplish its business strategy and to ultimately achieve profitable operations is dependent upon its ability to obtain additional financing and execute its business plan. During January 1999 the Company raised $12 million through the sale of common stock to accredited investors pursuant to Rule 506 of Regulation D. This equity transaction is a significant step to fund the Company's business plan. Ultimately, however, the Company will need to achieve profitable operations in order to continue as a going concern.

NOTE 3 - LIMITED LIABILITY COMPANY ("LLC")
------------------------------------------

     On January 16, 1998 the Company formed a LLC with an unrelated company to develop a new Internet Web site. The Company owns 50% of this LLC. The Company accounts for this investment based on the equity method. Through December 31, 1998 there has been no activity in this LLC, therefore there has been no impact on the earnings of the Company.

                              HOMESEEKERS.COM, INC.
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 4 - ACQUISITION OF GENSTAR MEDIA
-------------------------------------

     In order to enhance the Company's sale of Web sites to real estate agents, on August 4, 1998, the Company acquired the customer list and certain other assets of Genstar Media ("Genstar"), a recently formed company engaged in the sale of Web sites to real estate agents. Genstar's customer list includes approximately 1,600 Web site customers. In connection with this acquisition, the Company engaged the principal officer and shareholder of Genstar, and certain of its other employees, as employees of the Company. The purchase price for the assets acquired was 50,000 shares of the Company's common stock valued at $225,000 based on the current market value of the stock. The Company agreed to issue additional shares having a market value of up to $200,000, based upon revenues generated from the purchased assets. The Company also loaned the sellers $50,000, the repayment of which is secured by the stock issued by the Company.

     This acquisition was accounted for by the purchase method and Genstar's results of operations from August 5, 1998 on were included in the Company's results of operations. The purchase price was allocated $14,650 to tangible assets and $210,350 to goodwill. Goodwill is being amortized over five years.

     Due to the recognition of Web site revenues over twelve months, the Company's results of operations for the six months ended December 31, 1998 were not materially affected by the acquisition of Genstar.

NOTE 5 - NOTES PAYABLE
----------------------

     During the three months ended December 31, 1998 the Company borrowed $445,000 from related parties and $50,000 from unrelated parties to fund operations. Interest on the notes average 13% per annum. All but $5,000 of these notes were paid in January 1999.

NOTE 6 - SUBSEQUENT EVENTS
--------------------------

     During January 1999, the Company raised $12 million through the sale of common stock, netting the company approximately $10.6 million after deducting commissions of approximately $1.2 million and other offering expenses. The Company used $1.5 million of these proceeds to retire debt, accounts payable and accrued liabilities. The balance of the proceeds will be used primarily for working capital, for strategic business acquisitions and to fund increases in sales and marketing operations.

     During January 1999, as a condition of this equity transaction, holders of 95% of the outstanding Series A Convertible Preferred Stock ("Preferred Stock") converted their shares into common stock of the Company. It is expected that the balance of the Preferred Stock will be converted into common stock during the quarter ending March 31, 1999.

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

Available Information......................................................
Prospectus Summary.........................................................
Risk Factors...............................................................
Capitalization.............................................................
Use of Proceeds
Price Range of Common Stock and
  Dividend Policy..........................................................
Management's Discussion and
  Analysis or Plan of Operation............................................
Business...................................................................
Management.................................................................
Executive Compensation
Certain Transactions.......................................................
Principal Shareholders.....................................................
Description of Securities..................................................
Selling Securityholders....................................................
Legal Matters..............................................................
Experts....................................................................
Index to Financial Statements..............................................
Consolidated Financial Statements..........................................


                                7,922,782 SHARES

                          HOMESEEKERS.COM, INCORPORATED



                                   PROSPECTUS


                             ________________, 1999

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.751 of the Nevada General Corporation Law, provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper under the circumstances. The determination must be made:

                      (a) By the stockholders;

                      (b) By the board of Directors by majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding;

                      (c) If a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                      (d) If a quorum consisting of Directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than Directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                  (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any Director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                  (b) Continues for a person who has ceased to be a Director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         Article IX of the Company's Revised Bylaws provides as follows:

         Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of Shareholders, provision of law or otherwise, as well as their rights under this Article.

         The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

         The indemnification provisions above provided shall include, but not be limited to, reimbursement of all fees, including amounts paid in settlement and attorneys' fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit if such party to be indemnified acted in good faith and in a matter reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which the person claiming after exhaustion of all appeals therefrom to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

         In accordance with the foregoing, the Company is seeking and intends to obtain officers and directors liability insurance with an aggregate coverage of $3,000,000.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by the Company in connection with the distribution of the securities being registered (other than underwriting discounts and commissions and the Representative's non-accountable expense allowance and advisory fee) are as follows:

SEC Registration and Filing Fee.................................................      $  9,093
Legal Fees and Expenses*........................................................        20,000
Accounting Fees and Expenses*...................................................        22,000
Financial Printing*.............................................................        10,000
Transfer Agent Fees*............................................................         3,000
Blue Sky Fees and Expenses*.....................................................         3,000
Miscellaneous*..................................................................         5,407
                                                                                      --------

          TOTAL.................................................................       $72,500

* Estimated

None of the foregoing expenses are being paid by the Selling Securityholders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Between July 1, 1997 and December 31, 1997, the Company issued an aggregate of 37,230 Shares to certain persons in connection with certain business, advisory and other consulting services performed by each of them on behalf of the Company. Inasmuch as each consultant had a pre-existing relationship with the Company and access to relevant information concerning the Company, the issuance of such securities was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in
Section 4(2) of the Securities Act.

         Between June 1997 and November 1997, 57 convertible redeemable promissory note holders converted approximately $1,800,000 of debt and accrued interest into 885,367 shares. These holders had access to or otherwise were provided with information, including financial, of the Company and accordingly, the securities were exempt from the registration requirements pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         In August 1997, the Company sold a total of 100,000 shares and warrants to three investors for $300,000. The warrants are exercisable for three years, at $3.00 per share. The purchasers were accredited or otherwise qualified investors based on their financial resources and knowledge of investments. In addition, each of the investors were provided with information and had access to relevant information concerning the Company. Accordingly, the issuance of these securities was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         In August 1997, the Company issued 12,934 Shares to 29 employees as consideration for a temporary salary decrease. Inasmuch as the employees had a pre-existing relationship with the Company and access to relevant information concerning the Company, the issuance of such securities was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         During September and October 1997, employees exercised options to purchase 23,100 shares at option prices from $2.00 per share to $5.62 per share, and the Company received gross proceeds of $124,300. Inasmuch as the employees had a preexisting relationship with the Company and access to relevant information concerning the Company, the issuance of such securities was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         During October 1997, Thomas Payne, a principal of CB Consulting and a consultant to the Company, exercised an option to purchase 70,000 shares at $3.00 per share, with the Company receiving $210,000 in gross proceeds. Inasmuch as the option holder had a pre-existing relationship with the Company and access to relevant information concerning the Company, the issuance of such securities was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         During November 1997, two investors purchased an aggregate of 90,000 shares for $270,000. Inasmuch as the investors had a preexisting relationship with the Company and access to relevant information concerning the Company, the issuance of such securities was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in Section 4(2) of the Securities Act.
                                      II-4

         During December 1997, two investors purchased 20,000 shares and warrants for $60,000. The warrants are exercisable for three years, at $2.50 per share. The investors were accredited or otherwise qualified investors based on their financial resources and knowledge of investments. In addition, each of the investors were provided with information and had access to relevant information concerning the Company. Accordingly, the issuance of the shares was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         During December 1997, Mr. William Tomerlin, the former Chairman of the Board and a principal stockholder of the Company purchased 134,500 shares of Series A Preferred Stock for $269,000. Inasmuch as Mr. Tomerlin had a pre-existing relationship with the Company and access to relevant information concerning the Company, the issuance of such securities was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         During December 1997, an investor was issued 45,000 shares of Series A Preferred Stock upon conversion of a $90,819 debt of the Company to such investor. Inasmuch as the investor had a pre-existing relationship with the Company and access to relevant information concerning the Company, the issuance of such securities was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         In September 1997 and January 1998, the Company issued warrants to purchase 19,000 shares of common stock, exercisable for three years, at $3.50 per share, in connection with a loan made to the Company. Inasmuch as the lender had access to relevant information concerning the Company, the issuance of these warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof.

         During February 1998 Mr. William Tomerlin, the former Chairman of the Board and a principal stockholder of the Company converted 150,000 shares of Series A Preferred Stock into 300,000 common shares. Inasmuch as Mr. Tomerlin had a pre-existing relationship with the Company and access to relevant information concerning the Company, the issuance of such securities was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         During February 1998, the Company issued warrants to purchase 150,000 shares, exercisable at $1.47 per share, to a public relations firm as partial consideration for services rendered. The warrants expire on various dates between September 28, 1998 and October 30, 2001. 17,001 of these warrants were exercised in February 1998. Inasmuch as this firm had a preexisting relationship with the Company and was provided access to relevant information concerning the Company, the issuance of these securities was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof.

         During March 1998, the Company issued a three year warrant to purchase 75,000 shares of common stock, exercisable at $3.00 per share, for a purchase price of $5,000. The purchaser was accredited or otherwise had such experience in financial and business matters so that he was able to evaluate the risks and merits of an investment in the Company, and was provided access to relevant information concerning the Company. The investor also had a pre-existing business relationship with the Company. Accordingly, this transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and the rules and regulations thereunder.

         Between April 30, 1998 and May 15, 1998, the Company issued 458,000 shares of common stock and warrants to purchase 45,800 shares of common stock at $2.00 per share, for a period of three years. These securities were sold to 13 individuals or entities for an aggregate of $916,000. Each of the investors was provided with and had access to relevant information concerning the Company. Accordingly, the issuance of these securities was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in
Section 4(2) of the Securities Act.

         Between May 1998, and August 1998, convertible redeemable promissory note holders converted $358,121 of debt and accrued interest into 174,871 shares. These holders had access to or otherwise were provided with information, including financial, of the Company and accordingly, the transaction was exempt from the registration requirements pursuant to the exemption set forth in
Section 4(2) of the Securities Act.

         During August 1998, warrant holders exercised warrants to purchase 112,500 shares of common stock for $281,250. These holders had access to or otherwise were provided with information, including financial, of the Company and accordingly, the transaction was exempt from the registration requirements pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         On August 4, 1998 the Company purchased certain assets of Genstar Media, an Internet web site sales and production company for 50,000 shares of common stock. These holders had access to or otherwise were provided with information, including financial, of the Company and accordingly, the transaction was exempt from the registration requirements pursuant to the exemption set forth in Section 4 (2) of the Securities Act.

         During August and September 1998, Company officers exercised incentive stock options to purchase 108,875 shares of common stock for $160,046. Inasmuch as these officers had a pre-existing relationship with the Company and access to relevant information concerning the Company, the issuance of such securities was exempt from the registration requirements of the Securities Act pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         During September 1998, the Company issued 20,000 shares of common stock to complete the August 1997 acquisition of FOCUS Publications. These holders had access to or otherwise were provided with information, including financial, of the Company and accordingly, the transaction were exempt from the registration requirements pursuant to the exemption set forth in Section 4(2) of the Securities Act.

         During December 1998, the Company issued 20,000 shares of Common Stock as partial consideration under a Consulting Agreement to which the Company is a party. The consultant had access to or otherwise was provided with information, including financial, of the Company and accordingly, the transaction was exempt from the registration requirements pursuant to the exemption set forth in
Section 4(2) of the Securities Act.

         No underwriters were involved in any of the transactions described above, nor were any commissions paid in connection therewith except as indicated above.

         During January 1999, the Company raised $12 million through the sale of common stock, netting the company approximately $10.6 million after deducting commissions of approximately $1.2 million (paid to two placement agents who assisted the Company in this financing) and other offering expenses. The offering was conducted pursuant to Rule 506 of Regulation D and sales were made to approximately 75 purchasers, each of whom was an "accredited investor" within the meaning of Regulation D. The Company used $1.5 million of these proceeds to retire debt, for accounts payable and to satisfy accrued liabilities. The balance of the proceeds will be used primarily for working capital, for strategic business acquisitions and to fund increases in sales and marketing operations. As a condition of this equity transaction, holders of 95% of the outstanding Class A, Series A Convertible Preferred Stock converted their shares into common stock of the Company. It is expected that the balance of such Preferred Stock will be converted into Common Stock during the quarter ending March 31, 1999.


ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.       Description of Document
----------        -----------------------
   3.1(a)         Articles of Incorporation of Aurora Energy, Inc. dated January 13, 1983(1)
   3.1(b)         Amendment to Articles of Incorporation of Aurora Energy, Inc. dated March 23, 1983 to change name to Aurora Tech, Inc.(1)
   3.1(c)         Amendment to Articles of Incorporation of Aurora Tech, Inc. dated June 25, 1984 re: governance(1)
   3.1(d)         Amendment to Articles of Incorporation of Aurora Tech, Inc. dated May 12, 1988 changing the name to XRF Corporation(1)
   3.1(e)         Articles of Incorporation of NDS Software, Inc. dated September 29, 1994(1)
   3.1(f)         Amendment to the Articles of Incorporation of NDS Software, Inc. dated November
                  15, 1995(1)
   3.1(g)         Articles of Incorporation of Nevada Data Systems, Inc. dated October 28, 1987(1)
   3.1(h)         Amendment to Articles of Incorporation of Nevada Data Systems, Inc. dated February
                  27, 1989 changing name to NDS Software(1) 3.1(i) Amendment to Articles of Incorporation
                  of NDS Software dated May 3, 1990 changing authorized stock(1)
   3.1(j)         Amendment to Articles of Incorporation of NDS Software dated December 31, 1990 changing authorized stock(1)
   3.1(k)         Amendment to Articles of Incorporation of NDS Software dated September 15, 1993 changing authorized stock(1)
   3.1(l)         Amendment to Articles of Incorporation of NDS Software dated June 20, 1994 changing authorized stock(1)
   3.1(m)         Amendment to Articles of Incorporation of XRF Corporation dated July 26, 1994 changing name(1)
   3.1(n)         Amendment to Articles of Incorporation of NDS Software dated July 15, 1997 changing authorized stock(1)
   3.1(o)         Amendment to Articles of Incorporation of NDS Software dated July 1, 1998 changing name(1)
   3.2            Bylaws of NDS Software(1)
   4.1            Certificate of Designation for Class A, Series A Preferred Stock(1)
   4.2            Amendment to Certificate of Designation for Class A Series A Preferred Stock(1)

                                      II-7


   4.3            Certificate of Designation for Class B Convertible Preferred Stock(1)
   4.4            Certificate of Designation for Class C Convertible Cumulative Preferred Stock(1)
   5              Opinion and Consent of Atlas, Pearlman, Trop & Borkson, P.A.(3)
   10.1           Stock Option Plan dated October 9, 1996 (Exhibit 6.1)(1)
   10.2           Articles, Plan and Agreement of Merger between XRF Corporation and NDS Software dated June 13, 1994 (Exhibit 6.2)(1)
   10.3           Agreement and Plan of Reorganization between NDS Software and Visual Listings,
                  Inc. dated May 8, 1996 (Exhibit 6.3)(1)
   10.4           Agreement and Plan of Reorganization between the Company and Focus Publications,
                  Inc. dated August 11, 1997 including Articles of Exchange filed December 31, 1997
                  (Exhibit 6.4)(1)
   10.5           Articles, Plan and Agreement of Merger between NDS Software, Inc., a Utah
                  Corporation and NDS Software, Inc., a Nevada Corporation, dated September 26, 1994
                  (Exhibit 6.5)(1)
   10.6           Employment Agreement between the Company and John Giaimo dated May 8, 1996
                  (Exhibit 6.6)(1)
   10.7           Employment Agreement between the Company and Greg Johnson dated June 13, 1996
                  (Exhibit 6.7)(1)
   10.8           Employment Agreement between the Company and Doug Swanson
                  dated June 13, 1996 (Exhibit 6.8)(1)
   10.9           Amendment to Stock Option Plan dated October 9, 1996 (Exhibit 6.9)(1)
   10.10          Form of MLS Agreement (Exhibit 6.10)(1)
   10.11          LLC Operating Agreement with Finet Holdings Corporation (Exhibit 6.11)(1)
   10.12          Licensing and Marketing Agreement re:IPONG International, Inc. (Exhibit 6.12)(1)
   10.13          Harte-Hanks Shoppers, Inc. Marketing Alliance (Exhibit 6.13)(1)
   16             Accountant's Letter(1)
   23(i)          Consent of Atlas, Pearlman, Trop & Borkson, P.A. (see Exhibit 5)(3)
   23(ii)         Consent of Albright, Persing & Associates, Limited(3)
   21             Subsidiaries of Registrant(2)
   27             Financial Data Schedule(3)

-------------------------

(1) Incorporated by reference to Exhibits with the referenced numbers from the Company's Form 10-SB Registration Statement, as amended, as filed with the Securities and Exchange Commission.

(2) Incorporated by reference to Exhibits with corresponding numbers from the Company's Form 10-KSB for the year ended June 30, 1998, as filed with the Securities and Exchange Commission.

(3)  Filed herewith.

ITEM 28.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes to provide to participating broker-dealers, at the closing, certificates in such denominations and registered in such names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant also undertakes that it will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minden, Nevada, on March 5, 1999.

                                            HOMESEEKERS.COM, INCORPORATED


                                            By: /s/ GREG JOHNSON
                                            --------------------
                                            Greg Johnson
                                            Chairman and Chief Executive
                                            Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                 TITLE                                          DATE
        ---------                                 -----                                          ----
/s/ GREG JOHNSON                            Chairman of the Board, Chief Executive            March 5, 1999
----------------------------------          Officer and Director
Greg Johnson                                (Principal Executive Officer)


/s/ JOHN GIAIMO                             President, Chief Operating                        March 5, 1999
----------------------------------          Officer and Director
John Giaimo

/s/ DOUG SWANSON                            Vice Chairman of the Board, Executive             March 5, 1999
----------------------------------          Vice President and Director
Doug Swanson


/s/ SCOTT BERRY                             Chief Financial Officer (Principal Financial      March 5, 1999
----------------------------------          and Accounting Officer)
Scott Berry


/s/ LARRY ROSS                              Vice President - Marketing                        March 5, 1999
----------------------------------
Larry Ross